As filed with the Securities and Exchange Commission on February 22, 2018

Registration No. 333-216377

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BARCLAYS PLC

(Exact Name of Registrant as Specified in Its Charter)

N/A

(Translation of Registrant’s name into English)

England	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Churchill Place

London E14 5HP, United Kingdom

Tel. No: 011-44-20-7116-1000

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Barclays Bank PLC

745 Seventh Avenue, New York, New York 10019

Tel. No: 212-526-7000

(Name, Address and Telephone Number of Agent for Service)

Copies to:

John O’Connor
Sullivan & Cromwell LLP 1 New Fetter Lane
London EC4A 1AN, United Kingdom
Tel. No: 011-44-20-7959-8900
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Aggregate Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Senior Debt Securities
Dated Subordinated Debt Securities
Contingent Convertible Securities
Ordinary Shares, nominal value 25p per share(3)
Total	—	—	$25,000,000,000	$3,112,500

(1)	The amount to be registered, proposed maximum aggregate price per unit and proposed maximum aggregate offering price for each class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended, or the Securities Act, and Rule 457(o) under the Securities Act. The maximum aggregate offering price of all securities issued by the Registrant pursuant to this registration statement shall not exceed $25,000,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency. The amount also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion, exchange or exercise of other securities and may be offered or sold by affiliates of the Registrant in market-making transactions.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act.
(3)	A portion of the ordinary shares, nominal value 25p per share, of the registrant may be represented by the registrant’s American depositary shares, each of which represents four ordinary shares, evidenced by American depositary receipts. American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to the registration statement on Form F-6 (File No. 333-190612).

EXPLANATORY NOTE

Barclays PLC has determined that, upon the filing of the Annual Report on Form 20-F for the year ended December 31, 2017, absent any waiver granted by the U.S. Securities and Exchange Commission (the “SEC”) or the Division of Corporation Finance, it will lose its status as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act (“Rule 405”), because on May 10, 2017, Barclays Capital Inc. (“BCI”), an affiliate of Barclays PLC, settled an administrative proceeding with the SEC and consented to the entry of a cease-and-desist order by the SEC.

This Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-216377) is being filed by Barclays PLC to include information that is required to be included in the registration statement by such form for registrants who are no longer “well-known seasoned issuers”, as defined in Rule 405. Barclays PLC may continue to offer and sell the securities registered hereunder in accordance with Rule 415(a)(5) under the Securities Act.

BARCLAYS PLC

Debt Securities

Contingent Convertible Securities

Ordinary Shares

This prospectus describes some of the general terms that may apply to the securities described herein (the “securities”) and the general manner in which they may be offered.

We will give you the specific terms of the securities, and the manner in which they are offered, in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest. We may offer and sell these securities to or through one or more underwriters, dealers and agents, including our subsidiary Barclays Capital Inc., or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.

We may use this prospectus to offer and sell from time to time senior and dated subordinated debt securities, contingent convertible securities and ordinary shares (including the ordinary shares into which the contingent convertible securities may under certain circumstances convert). In addition, Barclays Capital Inc. or another of our affiliates may use this prospectus in market-making transactions in certain of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in market-making transactions.

The securities are not deposit liabilities of Barclays PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Each holder or beneficial owner of senior debt securities, dated subordinated debt securities or contingent convertible securities acknowledges and agrees that the rights of the holders or beneficial owners of such securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power (as defined herein) by the Relevant U.K. Resolution Authority (as defined herein). For more information, see the sections entitled “Description of Debt Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” and “Description of Contingent Convertible Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” in this prospectus.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 22, 2018

FORWARD-LOOKING STATEMENTS

This prospectus and certain documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the Group (as defined below). We caution readers that no forward-looking statement is a guarantee of future performance and that actual results or other financial condition or performance measures could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may,” “will,” “seek,” “continue,” “aim,” “anticipate,” “target,” “projected,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements or guidance regarding or relating to the Group’s future financial position, income growth, assets, impairment charges, provisions, business strategy, structural reform, capital, leverage and other regulatory ratios, payment of dividends (including dividend pay-out ratios and expected payment strategies), projected levels of growth in the banking and financial markets, projected costs or savings, any commitments and targets and the impact of any regulatory deconsolidation resulting from the sell down of the Group’s interest in Barclays Africa Group Limited, estimates of capital expenditures and plans and objectives for future operations, projected employee numbers, IFRS 9 (as defined below) impacts, and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under International Financial Reporting Standards (“IFRS”), including the implementation of IFRS 9, evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, the policies and actions of governmental and regulatory authorities, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules (including with regard to the future structure of the Group) applicable to past, current and future periods; United Kingdom (“U.K.”), United States, Africa, Eurozone and global macroeconomic and business conditions; the effects of continued volatility in credit markets; market-related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of any entities within the Group or any securities issued by such entities; the potential for one or more countries exiting the Eurozone; the implications of the exercise by the U.K. of Article 50 of the Treaty of Lisbon and the disruption that may result in the U.K. and globally from the withdrawal of the U.K. from the European Union; and the success of future acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond the Group’s control. As a result, the Group’s actual future results, dividend payments and capital and leverage ratios may differ materially from the plans, goals, expectations and guidance set forth in the Group’s forward-looking statements. Additional risks and factors which may impact the Group’s future financial condition and performance are identified in our filings with the SEC (including, without limitation, our Annual Report on Form 20-F for the fiscal year ended December 31, 2016, filed with the SEC on February 23, 2017 (the “2016 Form 20-F”)), which are available on the SEC’s website at www.sec.gov.

Any forward-looking statements made herein or in the documents incorporated by reference herein speak only as of the date they are made and it should not be assumed that they have been revised or updated in the light of new information or future events. Except as required by the PRA (as defined below), the Financial Conduct Authority (the “FCA”), the London Stock Exchange plc (the “LSE”) or applicable law, Barclays expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein or in the documents incorporated by reference herein to reflect any change in Barclays’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that Barclays has made or may make in documents it has published or may publish via the Regulatory News Service of the LSE and/or has filed or may file with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference into this prospectus is an important part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes earlier information.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and omits some of the information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in, and exhibits to, the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we have filed or will file as an exhibit to the registration statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements. You may review a copy of the registration statement at the public reference facilities located at the SEC Headquarters in Washington, D.C., as well as through the SEC’s internet site, as described under “Where You Can Find More Information” in this prospectus.

We filed the 2016 Form 20-F with the SEC on February 23, 2017. We are incorporating the 2016 Form 20-F by reference into this prospectus.

Further, we refer you to our Current Reports on Form 6-K filed on April 10, 2017 (Film No. 17752705), on April 28, 2017 (Film No. 17792289), on June 20, 2017 (Film No. 17920347), on July 28, 2017 (Film No. 17988276), on October 26, 2017 (Film No. 171155485), and on February 12, 2018 (Film No. 18595026), and Exhibit 99.1 to our Current Report on Form 6-K filed on February 22, 2018 (Film No. 18631854) which are incorporated by reference into this prospectus.

In addition, we incorporate by reference into this prospectus any future documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the offering contemplated in this prospectus is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Barclays Treasury, Barclays PLC, 1 Churchill Place, London E14 5HP, United Kingdom (telephone: 011-44-20-7116-1000).

CERTAIN DEFINITIONS

For purposes of this prospectus:

•	“we,” “us,” “our,” “Barclays” and the “Issuer” refer to Barclays PLC (or any successor entity), unless the context requires otherwise;

•	“Barclays Bank” refers to Barclays Bank PLC (or any successor entity);

•	“Group” refers to Barclays PLC (or any successor entity) and its consolidated subsidiaries;

•	“The Depository Trust Company” or “DTC” shall include any successor clearing system;

•	“PRA” shall mean the Prudential Regulation Authority of the United Kingdom or such other governmental authority in the United Kingdom (or if Barclays PLC becomes domiciled in a jurisdiction other than the United Kingdom, such other jurisdiction) having primary responsibility for the prudential supervision of Barclays PLC;

•	“Capital Regulations” means, at any time, the laws, regulations, requirements, standards, guidelines and policies relating to capital adequacy and/or minimum requirement for own funds and eligible liabilities and/or loss absorbing capacity of credit institutions of either (i) the PRA and/or (ii) any other national or European authority, in each case then in effect in the United Kingdom (or in such other jurisdiction in which we may be organized or domiciled) and applicable to the Group including, as at the date hereof, CRD IV and related technical standards;

•	“CRD IV” consists of Directive 2013/36/EU on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, as the same may be amended or replaced from time to time and the CRD IV Regulation;

•	“CRD IV Regulation” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of June 26, 2013, as the same may be amended or replaced from time to time;

•	“Tier 1 Capital” means Tier 1 Capital for the purposes of the Capital Regulations;

•	“Tier 2 Capital” means Tier 2 Capital for the purposes of the Capital Regulations;

•	“£” and “sterling” shall refer to the lawful currency for the time being of the United Kingdom; and

•	“US$,” “$” and “U.S. dollars” shall refer to the lawful currency for the time being of the United States.

THE BARCLAYS GROUP

The Group is a transatlantic consumer, corporate and investment bank offering products and services across personal, corporate and investment banking, credit cards and wealth management, with a strong presence in the Group’s two home markets of the U.K. and the U.S. The Group is focused on two core divisions—Barclays UK and Barclays International. Barclays UK comprises the U.K. retail banking operations, U.K. consumer credit card business, U.K. wealth management business and corporate banking for smaller businesses. Barclays International comprises the corporate banking franchise, the Investment Bank, the U.S. and international cards business and international wealth management.

Both Barclays UK and Barclays International currently operate within the legal entity Barclays Bank PLC. Barclays UK offers everyday products and services to retail and consumer customers and small to medium sized enterprises based in the UK and Barclays International delivers products and services designed for the Group’s larger corporate, wholesale and international banking clients. During the first half of 2018 the Barclays UK division will be formally separated into a new legal entity—Barclays Bank UK PLC (the “UK Ring-fenced Bank”)—which will become the Group’s UK ring-fenced business subject to court and regulatory approval. Products and services designed for the Group’s larger corporate, wholesale and international banking clients will continue to be offered by Barclays International from within Barclays Bank PLC, which at that point will represent the entirety of business conducted from that legal entity. The UK Ring-fenced Bank and Barclays Bank PLC will operate alongside, but independently from, one another as part of the Group under the listed entity, the Issuer.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the offering of the securities will be used for general corporate purposes of the Issuer and its subsidiaries and/or the Group and may be used to strengthen further the capital base of the Issuer and its subsidiaries and/or the Group.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities (as defined below). It sets forth possible terms and provisions for each series of debt securities. Each time that we offer debt securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

The debt securities of any series will be either our senior obligations (the “Senior Debt Securities”) or our dated subordinated obligations (the “Dated Subordinated Debt Securities” and, together with the Senior Debt Securities, the “debt securities”). Neither the Senior Debt Securities nor the Dated Subordinated Debt Securities will be secured by any assets or property of Barclays PLC or any of its subsidiaries or affiliates (including Barclays Bank PLC, its subsidiary).

We will issue Senior Debt Securities and Dated Subordinated Debt Securities, respectively, under the Senior Debt Securities Indenture dated as of January 17, 2018, between us and The Bank of New York Mellon, London Branch, as trustee (the “Senior Debt Securities Indenture”) and the Dated Subordinated Debt Securities Indenture dated as of May 9, 2017, between us and The Bank of New York Mellon, London Branch, as trustee (the “Dated Subordinated Debt Securities Indenture”). The terms of the debt securities include those stated in the relevant indenture and any supplements thereto, and those terms made part of the relevant indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Senior Debt Securities Indenture and Dated Subordinated Debt Securities Indenture and any supplements thereto are sometimes referred to in this section of the prospectus individually as an “indenture” and collectively as the “indentures.” We have filed the forms of each indenture as exhibits to the registration statement of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and the form of the instrument representing each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

References to “you” and “holder” in the subsections to this section “Description of Debt Securities,” entitled “—Ranking,” “—No Set-Off,” “—Dated Subordinated Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment),” “—Dated Subordinated Enforcement Events and Remedies—No other remedies,” “—Agreement with Respect to the Exercise of U.K. Bail-in Power,” “—Subsequent Holders’ Agreement” and “—Payment of Debt Security Additional Amounts” below, include beneficial owners of the debt securities.

General

The debt securities are not deposit liabilities of Barclays PLC and are not insured by any regulatory body of the United States or the United Kingdom.

Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of debt securities:

•	the issue date;

•	the maturity date;

•	the specific designation and aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount of the debt securities that may be authenticated or delivered;

•	the person to whom any interest on a debt security may be payable, if other than the holder on the relevant record date;

•	under what conditions, if any, another issuer may be substituted for Barclays PLC as the issuer of the debt securities of the series;

•	the prices at which we will issue the debt securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	whether we will issue the Senior Debt Securities as Discount Senior Debt Securities, as explained in this section below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of debt securities of any series;

•	any condition applicable to payment of any principal, premium or interest on debt securities of any series;

•	the dates and places at which any payments are payable;

•	the places where notices, demands to or upon us in respect of the debt securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption;

•	the denominations in which the debt securities will be issued, which may be an integral multiple of either $1,000, $25 or any other specified amount;

•	the amount, or how to calculate the amount, that we will pay to the debt security holder, if the debt security is redeemed before its stated maturity or accelerated, or for which the trustee shall be entitled to file and prove a claim;

•	whether and how the debt securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the debt securities are denominated, and in which we make any payments;

•	whether we will issue the debt securities wholly or partially as one or more global debt securities;

•	what conditions must be satisfied before we will issue the debt securities in definitive form (“definitive debt securities”);

•	any reference asset we will use to determine the amount of any payments on the debt securities;

•	any other or different Senior Events of Default, in the case of Senior Debt Securities, or any other or different Dated Subordinated Enforcement Events, in the case of Dated Subordinated Debt Securities, or category of defaults or covenants applicable to any of the debt securities, and the relevant terms if they are different from the terms in the Senior Debt Securities Indenture or the Dated Subordinated Debt Securities Indenture, as applicable;

•	in the case of Dated Subordinated Debt Securities, any other applicable subordination provisions if different from the subordination provisions in the Dated Subordinated Debt Securities Indenture;

•	any restrictions applicable to the offer, sale and delivery of the debt securities;

•	whether we will pay Debt Security Additional Amounts, as defined below, on the debt securities;

•	whether we will issue the debt securities in registered form (“registered debt securities”) or in bearer form (“bearer debt securities”) or both;

•	for registered debt securities, the record date for any payment of principal, interest or premium;

•	any listing of the debt securities on a securities exchange;

•	the extent to which holders of the debt securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the debt securities, if different from the waiver of set-off provisions in the Senior Debt Securities Indenture or the Dated Subordinated Debt Securities Indenture, as applicable;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, calculation agents, transfer agents or registrars of any series;

•	any applicable additional or alternative provision or provisions related to the U.K. Bail-in Power (as defined below);

•	any other or different terms of the debt securities; and

•	what we believe are any additional material U.S. federal and U.K. tax considerations.

If we issue debt securities in bearer form, the special restrictions and considerations relating to such bearer debt securities, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

Debt securities may bear interest at a fixed rate or a floating rate or we may sell debt securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or we may sell Senior Debt Securities at a discount to their stated principal amount (“Discount Senior Debt Securities”). The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to Discount Senior Debt Securities or to debt securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

Holders of debt securities have no voting rights except as explained in this section below under “—Modification and Waiver” and “—Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits.”

If we issue Senior Debt Securities designed to count towards any minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity for the purposes of the Capital Regulations, the terms (including the events of default and redemption provisions) of such Senior Debt Securities may differ from those described in this prospectus and will be set out in the accompanying prospectus supplement.

If we issue Dated Subordinated Debt Securities that qualify as Tier 2 Capital or other capital for the purposes of the Capital Regulations, the terms may vary from those described in this prospectus and will be set forth in the accompanying prospectus supplement.

Market-Making Transactions. If you purchase your debt security in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular debt security occurs after the original issuance and sale of the debt security.

Payments

The relevant prospectus supplement will specify the date on which we will pay interest, if any, the date for payments of principal and any premium, on any particular series of debt securities. The prospectus supplement will also specify the interest rate or rates, if any, or how the rate or rates will be calculated.

Ranking

Senior Debt Securities. Senior Debt Securities constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves. In the event of our winding-up or administration, the Senior Debt Securities will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Dated Subordinated Debt Securities. Dated Subordinated Debt Securities constitute our direct, unsecured and subordinated obligations ranking pari passu without any preference among themselves.

Unless the applicable prospectus supplement provides otherwise, in the event of our winding-up or administration, the claims of the trustee (on behalf of the holders of the Dated Subordinated Debt Securities but not the rights and claims of the trustee in its personal capacity under the Dated Subordinated Debt Securities Indenture) and the holders of the Dated Subordinated Debt Securities against us, in respect of such Dated Subordinated Debt Securities (including any damages or other amounts (if payable)) shall:

(i) be subordinated to the claims of all Senior Creditors;

(ii) rank at least pari passu with the claims in respect of Parity Obligations and with the claims of all other subordinated creditors of the Issuer which in each case by law rank, or by their terms are expressed to rank, pari passu with the Dated Subordinated Debt Securities; and

(iii) rank senior to the Issuer’s ordinary shares, preference shares and any junior subordinated obligations (including Junior Obligations) or other securities which in each case either by law rank, or by their terms are expressed to rank, junior to the Dated Subordinated Debt Securities.

“Senior Creditors” with respect to a particular series of Dated Subordinated Debt Securities, means creditors of the Issuer (i) who are unsubordinated creditors; or (ii) who are subordinated creditors (whether in the event of a winding-up or administration of the Issuer or otherwise) other than (x) those whose claims by law rank, or by their terms are expressed to rank, pari passu with or junior to the claims of the holders of the Dated Subordinated Debt Securities or (y) those whose claims are in respect of Parity Obligations or Junior Obligations.

“Parity Obligations” with respect to a particular series of Dated Subordinated Debt Securities, shall have the meaning set forth in the applicable prospectus supplement.

“Junior Obligations” with respect to a particular series of Dated Subordinated Debt Securities, shall have the meaning set forth in the applicable prospectus supplement.

In the event of our winding-up or liquidation, if any amount in respect of the Dated Subordinated Debt Securities is paid to the holders of such Dated Subordinated Debt Securities or to the trustee (including any damages or other amounts (if payable)) before the claims of Senior Creditors, then such payment or distribution shall be held by such holders or the trustee upon trust to be applied in the following order: (i) to the amounts due to the trustee in connection with the Dated Subordinated Debt Securities Indenture, the Dated Subordinated Debt Securities and the acceptance or administration of the trust or trusts under the Dated Subordinated Debt Securities Indenture; (ii) in payment of all claims of Senior Creditors outstanding at the commencement of, or arising solely by virtue of, a winding up of the Issuer to the extent that such claims shall be admitted in the winding up and shall not be satisfied out of the Issuer’s other resources; and (iii) in payment of Dated Subordinated Debt Securities issued under the Dated Subordinated Debt Securities Indenture. By accepting the Dated Subordinated Debt Securities, each holder agrees to be bound by the Dated Subordinated Debt Securities Indenture’s subordination provisions and irrevocably authorizes the Issuer’s liquidator to perform on behalf of the holder the above subordination trust.

No Set-off

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, no holder of debt securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the debt securities and the Senior Debt Securities Indenture or Dated Subordinated Debt Securities Indenture, as applicable, and each holder of debt securities shall, by virtue of its holding of any debt security, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the foregoing, if any amounts due and payable to any holder of the debt securities by us in respect of, or arising under, the debt securities or the relevant indenture are discharged by set-off, such holder shall, subject to applicable law and unless the applicable prospectus supplement provide otherwise, immediately pay to us an amount equal to the amount of such discharge (or, in the event of our winding-up or administration, our liquidator or administrator, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for us (or our liquidator or administrator, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of debt securities, each holder agrees to be bound by these provisions relating to waiver of set-off. No holder of debt securities shall be entitled to proceed directly against us except as described in “—Limitation on Suits” below.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements or understandings between the Issuer and any holder of debt securities, by acquiring debt securities, each holder of debt securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the debt securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the debt securities into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder of the debt securities of such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the debt securities, or amendment of the amount of interest due on the debt securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the debt securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. Each holder further acknowledges and agrees that the rights of the holders of the debt securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders of the debt securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the Relevant U.K. Resolution Authority in breach of laws applicable in England.

For the purposes of the debt securities, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the U.K. Banking

Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise, the “Banking Act”), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “Relevant U.K. Resolution Authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

No repayment of the principal amount of the debt securities or payment of interest on the debt securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer.

By its acquisition of the debt securities, each holder of debt securities, to the extent permitted by the Trust Indenture Act, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the debt securities.

Upon the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the debt securities, the Issuer shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying holders of such occurrence. The Issuer shall also deliver a copy of such notice to the trustee for information purposes.

By its acquisition of the debt securities, each holder of debt securities acknowledges and agrees that the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to a particular series of debt securities shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

The Issuer’s obligations to indemnify the Trustee in accordance with the indentures shall survive the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the debt securities.

By its acquisition of the debt securities, each holder of debt securities acknowledges and agrees that, upon the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the debt securities, (a) the trustee shall not be required to take any further directions from holders of the debt securities under Section 5.12 (Control by Holders) of the Senior Debt Securities Indenture or Section 5.13 (Control by Holders) of the Dated Subordinated Debt Securities Indenture, as applicable, which sections authorize holders of a majority in aggregate principal amount of the outstanding debt securities of the relevant series of Senior Debt Securities or Dated Subordinated Debt Securities to direct certain actions relating to the relevant debt securities and (b) the Senior Debt Securities Indenture and the Dated Subordinated Debt Securities Indenture, as applicable, shall impose no duties upon the trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority in respect of the debt securities, the debt securities remain outstanding (for example, if the exercise of the U.K. Bail-in Power results in only a partial write-down of the principal of the debt securities), then the trustee’s duties under the Senior Debt Securities Indenture or Dated Subordinated Debt Securities Indenture shall remain applicable with respect to the debt securities following such completion to the extent that the Issuer and the trustee shall agree pursuant to a supplemental indenture to the Senior Debt Securities Indenture or the Dated Subordinated Debt Securities Indenture, as applicable, or an amendment thereto.

By its acquisition of the debt securities, each holder of debt securities shall be deemed to have (a) consented to the exercise of any U.K. Bail-in Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the debt securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such debt securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-in Power with respect to the debt securities as it may be imposed, without any further action or direction on the part of such holder or the trustee.

The exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the debt securities shall not constitute a Senior Event of Default or a Dated Subordinated Enforcement Event, as applicable.

The relevant prospectus supplement may describe additional or alternative related provisions with respect to the U.K. Bail-in Power, including certain waivers by the holders of debt securities of certain claims against the trustee, to the extent permitted by the Trust Indenture Act.

Subsequent Holders’ Agreement

Holders of debt securities that acquire debt securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein and in the applicable prospectus supplement to the same extent as the holders of the debt securities that acquire the debt securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the debt securities, including in relation to the U.K. Bail-in Power, the waiver of set-off provisions described under “—No Set-off” and, for the Dated Subordinated Debt Securities, the subordination provisions described under “—Ranking”, and the limitations on remedies specified in “—Dated Subordinated Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment).”

Payment of Debt Security Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein that has the power to tax (each, a “Taxing Jurisdiction”), unless the deduction or withholding is required by law. Unless the relevant prospectus supplement provides otherwise, if at any time a Taxing Jurisdiction requires us to deduct or withhold Taxes, we will pay the additional amounts of, or in respect of, the principal of, premium, if any, and any interest on, the debt securities (“Debt Security Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Debt Security Additional Amounts for Taxes that are payable because:

•	the holder of the debt securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a Taxing Jurisdiction requiring that deduction or withholding, or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of the debt security, or the collection of any payment of, or in respect of, principal of, any premium, or any interest on, any debt securities of the relevant series;

•	except in the case of our winding-up in England, the relevant debt security is presented for payment in the United Kingdom;

•	the relevant debt security is presented for payment more than thirty (30) days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Debt Security Additional Amounts on presenting the debt security for payment at the close of such 30-day period;

•

the holder of the relevant debt securities or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or any interest on debt securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a condition to relief or exemption from such Taxes; or

•	if the Taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the debt securities had been the holder of the debt securities.

Whenever we refer in this prospectus and any prospectus supplement to the payment of the principal of, or any interest on (and premium, if any), or in respect of, any debt securities of any series, we mean to include the payment of Debt Security Additional Amounts to the extent that, in context, Debt Security Additional Amounts are, were or would be payable.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us or any paying agent on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and neither we nor any paying agent will be required to pay Debt Security Additional Amounts on account of any FATCA Withholding Tax.

Unless the relevant prospectus supplement provides otherwise, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the debt securities and the relevant indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the paying agent under this paragraph will be treated as paid to the holder of a debt security, and we will not pay Debt Security Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “—Payment of Debt Security Additional Amounts” explicitly provide otherwise.

Redemption

Redemption for Tax Reasons. Unless the relevant prospectus supplement provides otherwise, we may, at our option, at any time, redeem the debt securities of any series, in whole but not in part, upon not less than thirty (30) nor more than sixty (60) days’ notice (or the shorter or longer notice period specified in the relevant prospectus supplement) to the holders at any time, if (A) in the case of the Senior Debt Securities, we are required to issue definitive debt securities (see “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Special Situations When a Global Security Will Be Terminated”) and, as a result, we are or would be required to pay Debt Security Additional Amounts with respect to the Senior Debt Securities; or (B) we determine that as a result of a change in or amendment to the laws or regulations of a Taxing Jurisdiction, including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the issue date of the relevant series of debt securities (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations),

(i) we will or would be required to pay holders Debt Security Additional Amounts;

(ii) we would not be entitled to claim a deduction in respect of any payments in respect of the relevant series of debt securities in computing our taxation liabilities or the value of the deduction would be materially reduced; or

(iii) we would not, as a result of the relevant series of debt securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the issue date of the relevant series of debt securities or any similar system or systems having like effect as may from time to time exist),

(each such change in tax law or regulation or the official application thereof, a “Tax Event”),

in each of cases (A) and (B) above, at an amount equal to 100% of the principal amount of the debt securities being redeemed together with accrued but unpaid interest, if any, on the principal amount of the debt securities to be redeemed to (but excluding) the date fixed for redemption; or, in the case of Discount Senior Debt Securities, such portion of the principal amount of such Discount Senior Debt Securities as may be specified by their terms, provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by us taking reasonable measures available to us.

In each case and unless the relevant prospectus supplement provides otherwise, before we give a notice of redemption (which notice shall be irrevocable), we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, confirming that we are entitled to exercise our right of redemption. Any redemption of debt securities as a result of a Tax Event will also be subject to the provisions described under “—Notice of Redemption of Debt Securities” and “—Condition to Redemption of Debt Securities” below.

Optional Redemption.

The relevant prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any additional circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the debt securities. Any notice of redemption of debt securities will state:

•	the date fixed for redemption;

•	the amount of debt securities to be redeemed if we are only redeeming a part of the series;

•	the redemption price;

•	that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP number or numbers, if any, with respect to the debt securities.

In the case of a partial redemption, the trustee shall select the debt securities that we will redeem in any manner it deems fair and appropriate.

Any optional redemption of debt securities will also be subject to the provisions described under “—Notice of Redemption of Debt Securities” and “—Condition to Redemption of Debt Securities” below.

Notice of Redemption of Debt Securities

Unless the relevant prospectus supplement provides otherwise, any redemption of the debt securities shall be subject to our giving not less than thirty (30) days’, nor more than sixty (60) days’, prior notice to the holders of such debt securities (unless a shorter or longer period is specified in the applicable prospectus supplement) via DTC or the relevant clearing system(s) (or, if the debt securities are held in definitive form, to the holders at their addresses shown on the register for the debt securities) (such notice being irrevocable except in the limited circumstances described in the following paragraph and as may be specified in the relevant prospectus supplement) specifying our election to redeem the relevant series of debt securities and the date fixed for such redemption. Notice by DTC to participating institutions and by these participants to street name holders of beneficial interests in the relevant series of debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

If we have elected to redeem a particular series of debt securities but prior to the payment of the redemption amount with respect to such redemption the Relevant U.K. Resolution Authority exercises its U.K. Bail-in Power in respect of such series of debt securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Condition to Redemption of Debt Securities.

Notwithstanding any other provision, and unless otherwise specified in the applicable prospectus supplement, we may redeem the debt securities (and give notice thereof to the holders of the debt securities) only if we have obtained the prior consent of the PRA and/or any other relevant national or European authority (in either case, if such consent is then required by the Capital Regulations) for the redemption of the debt securities.

Condition to Repurchase of Debt Securities.

Unless the applicable prospectus supplement provides otherwise, we or any member of the Group may purchase or otherwise acquire any outstanding debt securities of any series at any price in the open market or otherwise in accordance with the Capital Regulations applicable to the Group in force at the relevant time, and subject to the prior consent of the PRA and/or any other relevant national or European authority (in either case, if such consent is then required by the Capital Regulations).

We will treat as cancelled and no longer issued and outstanding any debt securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities. Unless otherwise specified in the applicable prospectus supplement, you have no right to require us to repurchase the debt securities. Such debt securities will stop bearing interest on the redemption date, even if you do not collect your money.

Description of Certain CRD IV Provisions Relating to Redemption and Repurchase of Debt Securities

Senior Debt Securities

On November 23, 2016, the European Commission published, among other proposals, a proposal to amend the CRD IV Regulation. Such proposal includes certain requirements in respect of eligible liabilities, including a requirement for prior consent from the competent authority to an early redemption or purchase thereof. If the proposal is adopted, the granting of permission by the PRA (or any other relevant authority) to a request by us to redeem or repurchase a particular series of Senior Debt Securities could be subject to conditions similar to those currently set out in Article 77 and 78 of the CRD IV Regulation, to the extent applicable to the Senior Debt Securities.

Dated Subordinated Debt Securities

The rules under CRD IV prescribe certain conditions for the granting of permission by the PRA to a request by us to redeem or repurchase a particular series of Dated Subordinated Debt Securities. In this respect, the CRD IV Regulation provides that the competent authority (the PRA in our case) shall grant permission to a redemption or repurchase of a particular series of Dated Subordinated Debt Securities provided that either of the following conditions is met, as applicable to such Dated Subordinated Debt Securities:

(1) on or before such redemption or repurchase of the Dated Subordinated Debt Securities, we replace such Dated Subordinated Debt Securities with “own funds instruments” (as defined below) of an equal or higher quality on terms that are sustainable for our income capacity; or

(2) we have demonstrated to the satisfaction of the PRA that our “own funds” (as defined below) would, following such redemption or repurchase, exceed the capital ratios required under CRD IV by a margin that the PRA may consider necessary on the basis set out in CRD IV for it to determine the appropriate level of capital of an institution.

In addition, the rules under CRD IV provide that the PRA may only permit us to redeem the Dated Subordinated Debt Securities before five years after the date of issuance of the relevant Dated Subordinated Debt Securities if:

(a) the conditions listed in paragraphs (1) or (2) above are met; and

(b) in the case of redemption due to the occurrence of a change in the regulatory classification of the relevant Dated Subordinated Debt Securities that would be likely to result in their exclusion from own funds or reclassification as a lower quality form of own funds, (i) the PRA considers such change to be sufficiently certain and (ii) we demonstrate to the satisfaction of the PRA that such regulatory reclassification was not reasonably foreseeable at the time of the issuance of the relevant Dated Subordinated Debt Securities; or

(c) in the case of redemption due to the occurrence of a Tax Event, we demonstrate to the satisfaction of the PRA that such Tax Event is material and was not reasonably foreseeable at the time of issuance of the relevant Dated Subordinated Debt Securities.

The rules under CRD IV may be modified from time to time after the date of issuance of the relevant Dated Subordinated Debt Securities.

“own funds” has the meaning given to such term in the CRD IV Regulation as interpreted and applied in accordance with the Capital Regulations then applicable to the Issuer. Under the CRD IV Regulation, as at the date hereof, “own funds” means the sum of Tier 1 Capital and Tier 2 Capital.

“own funds instruments” has the meaning given to such term in the CRD IV Regulation as interpreted and applied in accordance with the Capital Regulations then applicable to the Issuer. Under the CRD IV Regulation, as at the date hereof, “own funds instruments” means capital instruments issued by the institution that qualify as Common Equity Tier 1, Additional Tier 1 or Tier 2 instruments.

“Common Equity Tier 1, Additional Tier 1 or Tier 2 instruments” means Common Equity Tier 1, Additional Tier 1 or Tier 2 instruments, respectively, for purposes of the Capital Regulations.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder(s) of not less than, in the case of the Senior Debt Securities, a majority of or, in the case of the Dated Subordinated Debt Securities, 66 2/3% in aggregate principal amount of the debt securities of the series outstanding under the applicable indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected debt security that would:

•	change the terms of any debt security to change the stated maturity date of its principal amount;

•	change the principal amount of, or any premium, or rate of interest, with respect to any debt security;

•	reduce the amount of principal on a Discount Senior Debt Security that would be due and payable upon an acceleration of the maturity date of any series of debt securities;

•	change our obligation, or any successor’s, to pay Debt Security Additional Amounts;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the relevant indenture or to waive compliance with certain provisions of the relevant indenture and any past Senior Event of Default or Dated Subordinated Enforcement Event (in each case as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the relevant indenture;

•	modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities, in either case in a manner adverse to the holders; or

•	modify the foregoing requirements or the provisions of the relevant indenture relating to the waiver of any past Senior Event of Default, Dated Subordinated Enforcement Event or covenants, except as otherwise specified.

Unless the relevant prospectus supplement provides otherwise, in addition, any variations in the terms and conditions of Dated Subordinated Debt Securities of any series, including modifications relating to the subordination or redemption provisions of such Dated Subordinated Debt Securities, can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits

Senior Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Event of Default” with respect to any series of Senior Debt Securities shall result if:

•	we do not pay any principal or interest on any Senior Debt Securities of that series within fourteen (14) days from the due date for payment and the principal or interest has not been duly paid within a further fourteen (14) days following written notice from the trustee or from holders of 25% in principal amount of the Senior Debt Securities of that series to us requiring the payment to be made. It shall not, however, be a Senior Event of Default if during the fourteen (14) days after the notice such sums (“Withheld Amounts”) were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Senior Event of Default if we act on the advice given to us during the 14-day period by independent legal advisers chosen by us and approved by the trustee; or

•	we breach any covenant or warranty of the Senior Debt Securities Indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within twenty-one (21) days of receipt of a written notice from the trustee requiring the breach to be remedied or from holders of at least 25% in principal amount of the Senior Debt Securities of that series requiring the breach to be remedied; or

•	either an English court of competent jurisdiction issues an order which is not successfully appealed within thirty (30) days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

Under the terms of the Senior Debt Securities Indenture, the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Senior Debt Securities is not a Senior Event of Default.

If a Senior Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the Senior Debt Securities of that series may declare the Senior Debt Securities of that series to be due and repayable immediately (and the Senior Debt Securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable against us to enforce payment. Subject to the Senior Debt Securities Indenture provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the Senior Debt Securities Indenture, and must not be unjustly prejudicial to the holder(s) of any Senior Debt Securities of that series not taking part in the direction, as determined by the trustee in its sole discretion. The trustee may also take any other action, not inconsistent with the direction, that it deems proper.

If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the Senior Debt Securities Indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of Senior Debt Securities or holders of coupons or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amount and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld Amount together with interest accrued on it. For the purposes of such payment, this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders, but in the case of payment of any Withheld Amount, without prejudice to the provisions described under “—Payment of Debt Security Additional Amounts.” Interest accrued on any Withheld Amount will be paid net of any taxes required by applicable law to be withheld or deducted and we shall not be obliged to pay any Debt Security Additional Amount in respect of any such withholding or deduction.

The holders of a majority of the aggregate principal amount of the outstanding Senior Debt Securities of any affected series may waive any past Senior Event of Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium or interest on, any Senior Debt Securities; or

•	a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Senior Debt Securities of the series.

Subject to exceptions, the trustee may (but is not obligated to), without the consent of the holders, waive or authorize a Senior Event of Default if, in the opinion of the trustee, such waiver or authorization would not be materially prejudicial to the interests of the holders.

The trustee will, within ninety (90) days of a default with respect to the Senior Debt Securities of any series, give to each affected holder of the Senior Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on the Senior Debt Securities, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Senior Debt Securities Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a Senior Event of Default, as described below in “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Legal Ownership; Form of Securities.”

Dated Subordinated Enforcement Events and Remedies

Winding-up

Unless the relevant prospectus supplement provides otherwise, if a Dated Subordinated Winding-up Event occurs, the outstanding principal amount of the Dated Subordinated Debt Securities together with any accrued but unpaid interest thereon will become immediately due and payable, subject to the subordination provisions described above under “—Ranking”.

A “Dated Subordinated Winding-up Event” with respect to the Dated Subordinated Debt Securities shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within thirty (30) days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend.

Non-payment

If we fail to pay any amount that has become due and payable under the relevant Dated Subordinated Debt Securities and such failure continues for fourteen (14) days, the trustee may give us notice of such failure. If within a period of fourteen (14) days following the provision of such notice, the failure continues and has not been cured nor waived (a “Dated Subordinated Non-Payment Event”), the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration.

Limited remedies for breach of obligations (other than non-payment)

In addition to the remedies for non-payment provided above, the trustee may, without further notice, institute such proceedings against us as the trustee may deem fit to enforce any term, obligation or condition binding on us under the relevant Dated Subordinated Debt Securities or the Dated Subordinated Debt Securities Indenture (other than any payment obligation of the Issuer under or arising from such Dated Subordinated Debt Securities or the Dated Subordinated Debt Securities Indenture, including, without limitation, payment of any principal or interest, including Debt Security Additional Amounts) (such obligation, a “Dated Subordinated Performance Obligation”); provided always that the trustee (acting on behalf of the holders of such Dated Subordinated Debt Securities) and the holders of such Dated Subordinated Debt Securities may not enforce, and may not be entitled to enforce or otherwise claim, against us any judgment or other award given in such proceedings that requires the payment of money by us, whether by way of damages or otherwise (a “Dated Subordinated Monetary Judgment”), except by proving such Dated Subordinated Monetary Judgment in our winding-up and/or by claiming such Dated Subordinated Monetary Judgment in our administration.

By its acquisition of the Dated Subordinated Debt Securities, each holder of the Dated Subordinated Debt Securities acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the trustee (acting on behalf of the holders of the Dated Subordinated Debt Securities) to enforce or otherwise claim, a Dated Subordinated Monetary Judgment against us in connection with our breach of a Dated Subordinated Performance Obligation, except by proving such Dated Subordinated Monetary Judgment in our winding-up and/or by claiming such Dated Subordinated Monetary Judgment in our administration.

No other remedies

Other than the limited remedies specified herein under “Dated Subordinated Enforcement Events and Remedies” above and subject to “Trust Indenture Act remedies” below, no remedy against us will be available to the trustee (acting on behalf of the holders of the Dated Subordinated Debt Securities) or the holders of the Dated Subordinated Debt Securities whether for the recovery of amounts owing in respect of such Dated Subordinated Debt Securities or under the Dated Subordinated Debt Securities Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of such Dated Subordinated Debt Securities or under the Dated Subordinated Debt Securities Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Dated Subordinated Debt Securities Indenture and any subordination provision in any supplemental indenture thereto.

Trust Indenture Act remedies

Notwithstanding the limitation on remedies specified herein under “Dated Subordinated Enforcement Events and Remedies” above, (1) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the Dated Subordinated Debt Securities under the provisions of the Dated Subordinated Debt Securities Indenture and (2) nothing shall impair the right of a holder of the Dated Subordinated Debt Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the relevant Dated Subordinated Debt Securities; provided that, in the case of each of (1) and (2) above, any payments in respect of, or arising from, the Dated Subordinated Debt Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Dated Subordinated Debt Securities, are subject to the subordination provisions set forth in the Dated Subordinated Debt Securities Indenture and any subordination provisions in any supplemental indenture thereto.

Under the terms of the Dated Subordinated Debt Securities Indenture, the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Dated Subordinated Debt Securities is not a Dated Subordinated Enforcement Event.

Trustee’s Duties—Dated Subordinated Debt Securities

In case of a Dated Subordinated Enforcement Event under any series of the Dated Subordinated Debt Securities, the trustee shall exercise such of the rights and powers vested in it by the Dated Subordinated Debt Securities Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “Dated Subordinated Enforcement Event” shall occur (i) upon the occurrence of Dated Subordinated Winding-Up Event, (ii) upon the occurrence of a Dated Subordinated Non-Payment Event or (iii) upon a breach by us of a Dated Subordinated Performance Obligation with respect to the relevant series of the Dated Subordinated Debt Securities. Holders of a majority of the aggregate principal amount of the outstanding Dated Subordinated Debt Securities of a series may waive any past Dated Subordinated Enforcement Event specified in clause (iii) in the preceding sentence but may not waive any past Dated Subordinated Enforcement Event specified in clauses (i) and (ii) in the preceding sentence.

If a Dated Subordinated Enforcement Event occurs and is continuing with respect to any series of the Dated Subordinated Debt Securities, the trustee will have no obligation to take any action at the direction of any holders of such series of the Dated Subordinated Debt Securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding Dated Subordinated Debt Securities of a series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of the Dated Subordinated Debt Securities. However, this direction (a) must not be in conflict with any rule of law or the Dated Subordinated Debt Securities Indenture and (b) must not be unjustly prejudicial to the holder(s) of such series of the Dated Subordinated Debt Securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within ninety (90) days of a Dated Subordinated Enforcement Event with respect to the Dated Subordinated Debt Securities of any series, give to each affected holder of the Dated Subordinated Debt Securities of the affected series notice of any default known to the trustee, unless the default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Dated Subordinated Debt Securities Indenture.

Limitation on Suits.

Before a holder of debt securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•	The holder must give the trustee written notice that a Senior Debt Event of Default or a Dated Subordinated Enforcement Event, as applicable, has occurred and remains uncured, specifying such default and stating that such notice is a “Notice of Default” under the Senior Debt Securities Indenture or Dated Subordinated Debt Securities Indenture, as applicable.

•	The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer to the trustee indemnity or security satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the debt securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Senior Debt Event of Default or Dated Subordinated Enforcement Event, as applicable, as described below in “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Legal Ownership; Form of Securities.”

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the applicable indenture. However, any successor person formed by any consolidation, amalgamation or merger, or any transferee or lessee of our assets, must assume our obligations on the debt securities and the applicable indenture, and a number of other conditions must be met.

Subject to applicable law and regulation (and in respect of the Dated Subordinated Debt Securities, including, if and to the extent required by the Capital Regulations at such time, the prior consent of the PRA and/or any other relevant national or European authority), any of our wholly owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder. We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “—Ranking—Dated Subordinated Debt Securities” above, in the case of Dated Subordinated Debt Securities) the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any Debt Security Additional Amounts under the debt securities of the series will be payable in respect of Taxes imposed by the jurisdiction in which the successor entity is organized, rather than Taxes imposed by a U.K. Taxing Jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Debt Security Additional Amounts in respect of Taxes imposed by a U.K. Taxing Jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Debt Security Additional Amounts related to taxes (subject to the exceptions set forth in “—Payment of Debt Security Additional Amounts” above) imposed by a U.K. Taxing Jurisdiction due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the official application of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations.

The U.S. Internal Revenue Service (the “IRS”) might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

Unless the applicable prospectus supplement provides otherwise, the debt securities, the Senior Debt Securities Indenture and the Dated Subordinated Debt Securities Indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the relevant indenture, any applicable subordination provisions of each series of Dated Subordinated Debt Securities and any applicable provisions relating to waiver of set-off of each series of debt securities and the related provisions in the relevant indenture will be governed by and construed in accordance with English law.

Notices

Notices regarding the debt securities will be valid:

•	with respect to global debt securities if given in accordance with the applicable procedures of the depositary for such global debt securities; or

•	if registered debt securities are affected, if given in writing and mailed to each registered holder as provided in the applicable Senior Debt Securities Indenture or Dated Subordinated Debt Securities Indenture, as applicable.

With respect to a global debt security representing any series of debt securities, a copy of all notices with respect to such series will be delivered to the depositary for such global debt security.

The Trustee

The Bank of New York Mellon acting through its London Branch, will be the trustee under the indentures. The trustee has two principal functions:

•	first, it can enforce a holder’s rights against us if we default on debt securities issued under the relevant indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

The indentures provide that we irrevocably designate Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the Senior Debt Securities Indenture or Dated Subordinated Debt Securities Indenture, as applicable, or debt securities brought in any federal or state court in the Borough of Manhattan, the City of New York, and we irrevocably submit to the jurisdiction of these courts.

DESCRIPTION OF CONTINGENT CONVERTIBLE SECURITIES

The following is a summary of the general terms of the contingent convertible securities (as defined below). It sets forth possible terms and provisions for each series of contingent convertible securities. Each time that we offer contingent convertible securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those contingent convertible securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

As used in this prospectus, “contingent convertible securities” means the subordinated securities of Barclays PLC convertible into ordinary shares of Barclays PLC that the trustee authenticates and delivers under the applicable indenture. The contingent convertible securities will not be secured by any assets or property of Barclays PLC or any of its subsidiaries or affiliates (including Barclays Bank PLC, its subsidiary).

Contingent convertible securities will be issued in one or more series under an indenture (the “Contingent Convertible Securities Indenture”) to be entered into between us and The Bank of New York Mellon acting through its London Branch, as trustee. The terms of the contingent convertible securities include those stated in the indenture and any supplements thereto, and those terms made part of the Contingent Convertible Securities Indenture by reference to the Trust Indenture Act. We have filed the form of Contingent Convertible Securities Indenture as an exhibit to the registration statement of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the contingent convertible securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the Contingent Convertible Securities Indenture, any supplement to the Contingent Convertible Securities Indenture and the form of the instrument representing each series of contingent convertible securities. Certain terms, unless otherwise defined here, have the meaning given to them in the Contingent Convertible Securities Indenture.

References to “you” and “holder” in the subsections to this section “Description of Contingent Convertible Securities,” entitled “—Interest Cancellation,” “—Ranking of Contingent Convertible Securities,” “—No Set-off,” “—Agreement with Respect to the Exercise of U.K. Bail-in Power,” “—Payment of Contingent Convertible Additional Amounts,” “—Contingent Convertible Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment),” “—Contingent Convertible Enforcement Events and Remedies—No other remedies” and “—Subsequent Holders’ Agreement” below, include beneficial owners of the contingent convertible securities.

General

The contingent convertible securities are not deposit liabilities of Barclays PLC and are not insured by any regulatory body of the United States or the United Kingdom.

Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The Contingent Convertible Securities Indenture does not limit the amount of contingent convertible securities that we may issue. We may issue the contingent convertible securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of contingent convertible securities:

•	the issue date;

•	the maturity date, if any;

•	the specific designation and aggregate principal amount of the contingent convertible securities;

•	any limit on the aggregate principal amount of the contingent convertible securities that may be authenticated or delivered;

•	the person to whom any interest on any contingent convertible security may be payable, if other than the holder on the relevant record date;

•	under what conditions, if any, another issuer may be substituted for Barclays PLC as the issuer of the contingent convertible securities of the series;

•	whether the contingent convertible securities are intended to qualify as capital for capital adequacy purposes;

•	the ranking of the contingent convertible securities relative to our issued debt and equity, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner, if different from the relevant provisions in the Contingent Convertible Securities Indenture;

•	the prices at which we will issue the contingent convertible securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	provisions, if any, for the cancellation of any interest payment at our discretion or under other circumstances, if different from the interest cancellation provisions and restrictions on interest payments set forth in the Contingent Convertible Securities Indenture;

•	limitations, if any, on our ability to pay principal or interest in respect of the contingent convertible securities, including situations whereby we may be prohibited from making such payments;

•	provisions, if any, for the discharge and defeasance of contingent convertible securities of any series;

•	any condition applicable to payment of any principal, premium or interest on contingent convertible securities of any series;

•	the dates and places at which any payments are payable;

•	the places where notices, demands to or upon us in respect of the contingent convertible securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption and related notices;

•	any terms on which the contingent convertible securities may or will be converted at our option or otherwise into ordinary shares or other securities of Barclays PLC (“Conversion Securities”), and, if so, the nature and terms of the Conversion Securities into which such contingent convertible securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•	any terms relating to the adjustment of the Conversion Securities into which the contingent convertible securities may be converted;

•	the terms of any repurchase of the contingent convertible securities;

•	the denominations in which the contingent convertible securities will be issued, which may be an integral multiple of either $1,000, $25 or any other specified amount;

•	the amount, or how to calculate the amount, that we will pay to the contingent convertible security holder, if the contingent convertible security is redeemed before its stated maturity, if any, or accelerated, or for which the trustee shall be entitled to file and prove a claim to the extent so permitted;

•	whether and how the contingent convertible securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the contingent convertible securities are denominated, and in which we make any payments;

•	whether we will issue the contingent convertible securities wholly or partially as one or more global contingent convertible securities;

•	what conditions must be satisfied before we will issue the contingent convertible securities in definitive form (“definitive contingent convertible securities”);

•	any reference asset we will use to determine the amount of any payments on the contingent convertible securities;

•	any other or different Contingent Convertible Enforcement Event, other categories of default or covenants applicable to any of the contingent convertible securities, and the relevant terms if they are different from the terms in the Contingent Convertible Securities Indenture;

•	any restrictions applicable to the offer, sale and delivery of the contingent convertible securities;

•	whether we will pay Contingent Convertible Additional Amounts, as defined below, on the contingent convertible securities;

•	whether we will issue the contingent convertible securities in registered form (“registered contingent convertible securities”) or in bearer form (“bearer contingent convertible securities”) or both;

•	for registered contingent convertible securities, the record date for any payment of principal, interest or premium;

•	any listing of the contingent convertible securities on a securities exchange;

•	the extent to which holders of the contingent convertible securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the securities, if different from the waiver of set-off provisions in the Contingent Convertible Securities Indenture;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, calculation agents, transfer agents or registrars of any series;

•	any applicable additional or alternative provision or provisions related to the U.K. Bail-in Power;

•	any other or different terms of the contingent convertible securities; and

•	what we believe are any additional material U.S. federal and U.K. tax considerations.

The prospectus supplement relating to any series of contingent convertible securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

If we issue contingent convertible securities in bearer form, the special restrictions and considerations relating to such bearer contingent convertible securities, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

Contingent convertible securities may bear interest at a fixed rate or a floating rate or we may issue contingent convertible securities that bear no interest or that bear interest at a rate below the prevailing market interest rate. The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to contingent convertible securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

Holders of contingent convertible securities have no voting rights except as explained in this section below under “—Modification and Waiver,” “—Contingent Convertible Enforcement Events and Remedies,” “—Trustee’s Duties” and “Limitation on Suits.”

If we issue contingent convertible securities that qualify as Tier 1 Capital or other regulatory capital securities for the purposes of the Capital Regulations, the terms may vary from those described in this prospectus and will be set forth in the accompanying prospectus supplement.

Market-Making Transactions. If you purchase your contingent convertible security in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular contingent convertible security occurs after the original issuance and sale of the contingent convertible security.

Payments

The relevant prospectus supplement will specify the date on which we will pay interest, if any, the date, if any, for payments of principal and any premium, if any, on any particular series of contingent convertible securities.

Interest Cancellation

Interest Payments Discretionary

Unless the relevant prospectus supplement provides otherwise, interest on the contingent convertible securities will be due and payable only at the sole discretion of the Issuer, and the Issuer shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date. If the Issuer does not make an interest payment on the relevant interest payment date (or if the Issuer elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be due and payable. If the Issuer provides notice to cancel a portion, but not all, of an interest payment and the Issuer subsequently does not make a payment of the remaining portion of such interest payment on the relevant interest payment date, such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such remaining portion of the interest payment, and accordingly such remaining portion of the interest payment shall also not be due and payable.

Because the contingent convertible securities are intended to qualify as additional tier 1 capital under CRD IV, the Issuer may cancel (in whole or in part) any interest payment at its discretion and may pay dividends on its ordinary or preference shares notwithstanding such cancellation. In addition, the Issuer may use such cancelled payments without restriction to meet its obligations as they fall due.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Restriction on Interest Payments

Unless the relevant prospectus supplement provides otherwise, subject to the extent permitted in the following paragraph in respect of partial interest payments, the Issuer shall not make an interest payment on the relevant series of contingent convertible securities on any interest payment date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such interest payment date) if:

(a) the Issuer has an amount of Distributable Items on such interest payment date that is less than the sum of (i) all distributions or interest payments made or declared by the Issuer since the end of the last financial year and prior to such interest payment date on or in respect of any Parity Securities, the relevant series of contingent convertible securities and any Junior Securities and (ii) all distributions or interest payments payable by the Issuer (and not cancelled or deemed cancelled) on such interest payment date (x) on the relevant series of contingent convertible securities and (y) on or in respect of any Parity Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or

(b) the Solvency Condition (as defined under “—Ranking” below) is not satisfied in respect of such interest payment.

The Issuer may, in its sole discretion, elect to make a partial interest payment on the relevant series of contingent convertible securities on any interest payment date, only to the extent that such partial interest payment may be made without breaching the restriction in the preceding paragraph.

“Distributable Items” shall have the meaning assigned to such term in CRD IV as interpreted and applied in accordance with the Capital Regulations then applicable to the Issuer, but amended so that for so long as there is any reference therein to “before distributions to holders of own funds instruments” it shall be read as a reference to “before distributions to holders of Parity Securities, the contingent convertible securities or any Junior Securities.” Under CRD IV, as at the date hereof, “distributable items” means the amount of the profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of own funds instruments less any losses brought forward, profits which are non-distributable pursuant to provisions in legislation or the institution’s by-laws and sums placed to non-distributable reserves in accordance with applicable national law or the statutes of the institution, those losses and reserves being determined on the basis of the individual accounts of the institution and not on the basis of the consolidated accounts.

“Junior Securities” means any ordinary shares, securities or other obligations (including any guarantee, credit support or similar undertaking) of the Issuer ranking, or expressed to rank, junior to the relevant series of contingent convertible securities in a winding-up or administration of the Issuer.

“Parity Securities” means any preference shares, securities or other obligations (including any guarantee, credit support or similar undertaking) of the Issuer ranking, or expressed to rank, pari passu with the relevant series of contingent convertible securities in a winding-up or administration of the Issuer.

Agreement to Interest Cancellation

By acquiring the contingent convertible securities, holders of the contingent convertible securities acknowledge and agree that:

(a) interest is payable solely at the discretion of the Issuer, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by the Issuer at its sole discretion and/or (y) deemed cancelled (in whole or in part) as a result of us having insufficient Distributable Items or failing to satisfy the Solvency Condition; and

(b) a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Contingent Convertible Securities Indenture shall not constitute a default in payment or otherwise under the terms of the contingent convertible securities.

Interest will only be due and payable on an interest payment date to the extent it is not cancelled or deemed cancelled in accordance with the provisions described under “—Interest Payments Discretionary” and “—Restriction on Interest Payments” above. Any interest cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the contingent convertible securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation. The Issuer may use such cancelled payments without restriction to meet its obligations as they fall due.

Notice of Interest Cancellation

If practicable, we shall provide notice of any cancellation or deemed cancellation of interest (in whole or in part) to the holders of the contingent convertible securities through DTC (or, if the contingent convertible securities are held in definitive form, to the holders at their addresses shown on the register for the relevant series of contingent convertible securities and as may be specified in the relevant prospectus supplement) and to the trustee directly on or prior to the relevant interest payment date and shall endeavor to do so at least five (5) business days prior to the relevant interest payment date. Failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest, or give holders of the contingent convertible securities any rights as a result of such failure.

Ranking of Contingent Convertible Securities

Contingent convertible securities will constitute our direct, unsecured and subordinated obligations ranking pari passu without any preference among themselves.

Unless the applicable prospectus supplement provides otherwise, in the event of our winding up or administration, the rights and claims of the holders of any series of contingent convertible securities in respect of, or arising from, the contingent convertible securities (including any damages (if payable)) shall be subordinated to the claims of Senior Creditors.

If:

(a) an order is made, or an effective resolution is passed, for the winding-up of the Issuer (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation); or

(b) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend,

then, (1) if such events specified in (a) or (b) above occur before the date on which a Capital Adequacy Trigger Event occurs, there shall be payable by the Issuer in respect of each such contingent convertible security (in lieu of any other payment by the Issuer) such amount, if any, as would have been payable to a holder of contingent convertible securities if, on the day prior to the commencement of the winding-up or such administration and thereafter, such holder of contingent convertible securities were the holder of the most senior class of preference shares in the capital of the Issuer, having an equal right to a return of assets in the winding-up or such administration to, and so ranking pari passu with, the holders of such class of preference shares (if any) from time to time issued by the Issuer that has a preferential right to a return of assets in the winding-up or such administration, and so ranking ahead of the holders of all other classes of issued shares for the time being in the capital of the Issuer, but ranking junior to the claims of Senior Creditors, and on the assumption that the amount that such holder of contingent convertible securities was entitled to receive in respect of such preference shares, on a return of assets in such winding-up or such administration, were an amount equal to the principal amount of the relevant contingent convertible security together with any damages (if payable) and (2) if such events specified in (a) or (b) above occur on or after the date on which a Capital Adequacy Trigger Event occurs but before the Conversion Date, then for purposes of determining the claim of a holder of contingent convertible securities in such winding-up or such administration, the Conversion Date in respect of an Automatic Conversion shall be deemed to have occurred immediately before the occurrence of such events specified in (a) or (b) above.

Furthermore, other than in the event of a winding-up or administration of the Issuer specified in (a) or (b) above, payments in respect of or arising from the contingent convertible securities are conditional upon the Issuer being solvent at the time of payment by the Issuer and in that no sum in respect of or arising from the contingent convertible securities may fall due and be paid except to the extent that the Issuer could make such payment and still be solvent immediately thereafter (such condition referred to herein as the “Solvency Condition”). For purposes of determining whether the Solvency Condition is met, the Issuer shall be considered to be solvent at a particular point in time if (i) it is able to pay its debts owed to Senior Creditors as they fall due and (ii) the Balance Sheet Condition has been met.

An officer’s certificate executed in accordance with the Contingent Convertible Securities Indenture as to the Issuer’s solvency at any particular point in time shall be treated by the Issuer, the trustee, the holders and all other interested parties as correct and sufficient evidence thereof.

“Senior Creditors” with respect to a particular series of contingent convertible securities, means creditors of the Issuer (i) who are unsubordinated creditors; (ii) whose claims are, or are expressed to be, subordinated (whether only in the event of the winding-up or administration of the Issuer or otherwise) to the claims of unsubordinated creditors of the Issuer but not further or otherwise; or (iii) whose claims are, or are expressed to be, junior to the claims of other creditors of the Issuer, whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the holders of the contingent convertible securities.

The “Balance Sheet Condition” shall be satisfied in relation to the Issuer if the value of its assets is at least equal to the value of its liabilities (taking into account its contingent and prospective liabilities), according to the criteria that would be applied by the High Court of Justice of England and Wales (or the relevant authority of such other jurisdiction in which the Issuer may be organized) in determining whether the Issuer is “unable to pay its debts” under section 123(2) of the U.K. Insolvency Act 1986 or any amendment or re-enactment thereof (or in accordance with the corresponding provisions of the applicable laws of such other jurisdiction in which the Issuer may be organized).

Any payment of interest not due by reason of the provisions described in this subsection “—Ranking” shall be deemed cancelled pursuant to provision described under “—Interest Cancellation—Restrictions on Interest Payments” above.

“Automatic Conversion” with respect to a particular series of contingent convertible securities, shall have the meaning set forth in the applicable prospectus supplement.

“Capital Adequacy Trigger Event” with respect to a particular series of contingent convertible securities, shall have the meaning set forth in the applicable prospectus supplement.

“Conversion Date” with respect to a particular series of contingent convertible securities, shall have the meaning set forth in the applicable prospectus supplement.

No Set-off

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, no holder of contingent convertible securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the contingent convertible securities and the Contingent Convertible Securities Indenture and each holder of contingent convertible securities shall, by virtue of its holding of any contingent convertible security, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the foregoing, if any amounts due and payable to any holder of the contingent convertible securities by us in respect of, or arising under, the contingent convertible securities or the Contingent Convertible Securities Indenture are discharged by set-off, such holder shall, subject to applicable law and unless the applicable prospectus supplement provide otherwise, immediately pay to us an amount equal to the amount of such discharge (or, in the event of our winding-up or administration, our liquidator or administrator, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for us (or our liquidator or administrator, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of contingent convertible securities, each holder agrees to be bound by these provisions relating to waiver of set-off. No holder of contingent convertible securities shall be entitled to proceed directly against us except as described in “—Limitation on Suits” below.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between the Issuer and any holder of contingent convertible securities, by acquiring contingent convertible securities, each holder of contingent convertible securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the contingent convertible securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the contingent convertible securities into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder of the contingent convertible securities of such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity, if any, of the contingent convertible securities, or amendment of the amount of interest due on the contingent convertible securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the contingent convertible securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. Each holder further acknowledges and agrees that the rights of the holders of the contingent convertible securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders of the contingent convertible securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the Relevant U.K. Resolution Authority in breach of laws applicable in England.

For the purposes of the contingent convertible securities, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the Banking Act pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “Relevant U.K. Resolution Authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

No repayment of the principal amount of the contingent convertible securities or payment of interest on the contingent convertible securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer.

By its acquisition of the contingent convertible securities, each holder of contingent convertible securities, to the extent permitted by the Trust Indenture Act, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the contingent convertible securities.

Upon the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the contingent convertible securities, the Issuer shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying holders of such occurrence. The Issuer shall also deliver a copy of such notice to the trustee for information purposes.

By its acquisition of the contingent convertible securities, each holder of contingent convertible securities acknowledges and agrees that the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority

with respect to a particular series of contingent convertible securities shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of the contingent convertible securities, each holder of contingent convertible securities acknowledges and agrees that, upon the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority, (a) the trustee shall not be required to take any further directions from holders of the contingent convertible securities under Section 5.13 (Control by Holders) of the Contingent Convertible Securities Indenture, which section authorizes holders of a majority in aggregate principal amount of outstanding contingent convertible securities of the relevant series of contingent convertible securities to direct certain actions relating to the contingent convertible securities and (b) the Contingent Convertible Securities Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority, the contingent convertible securities remain outstanding (for example, if the exercise of the U.K. Bail-in Power results in only a partial write-down of the principal of the contingent convertible securities), then the trustee’s duties under the Contingent Convertible Securities Indenture shall remain applicable with respect to the contingent convertible securities following such completion to the extent that the Issuer and the trustee shall agree pursuant to a supplemental indenture to the Contingent Convertible Securities Indenture or an amendment thereto.

By its acquisition of the contingent convertible securities, each holder of contingent convertible securities shall be deemed to have (a) consented to the exercise of any U.K. Bail-in Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the contingent convertible securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such contingent convertible securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-in Power with respect to the contingent convertible securities as it may be imposed, without any further action or direction on the part of such holder or the trustee.

The exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the contingent convertible securities shall not constitute a Contingent Convertible Enforcement Event.

The relevant prospectus supplement may describe additional or alternative related provisions with respect to the U.K. Bail-in Power, including certain waivers by the holders of contingent convertible securities of certain claims against the trustee, to the extent permitted by the Trust Indenture Act.

Subsequent Holders’ Agreement

Holders of contingent convertible securities that acquire contingent convertible securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein and in the applicable prospectus supplement to the same extent as the holders of contingent convertible securities that acquire contingent convertible securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by, and consent to, the terms of the contingent convertible securities, including in relation to the U.K. Bail-in Power, the provisions described under “—Interest Cancellation,” the subordination provisions described under “—Ranking of Contingent Convertible Securities”, the waiver of set-off provisions described under “—No Set-off” and the limitations on remedies specified in “—Contingent Convertible Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment)” in this section “Description of Contingent Convertible Securities.”

Payment of Contingent Convertible Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of contingent convertible securities without deduction or withholding for, or on account of, any and all present or future Taxes now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of any Taxing Jurisdiction, unless the deduction or withholding is required by law. Unless the relevant prospectus supplement provides otherwise, if at any time a Taxing Jurisdiction requires us to deduct or withhold Taxes, we will pay the additional amounts of, or in respect of, the principal of, premium, if any, and any interest on, the contingent convertible securities (“Contingent Convertible Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Contingent Convertible Additional Amounts for Taxes that are payable because:

•	the holder of the contingent convertible securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a Taxing Jurisdiction requiring that deduction or withholding, or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of the contingent convertible security, or the collection of any payment of, or in respect of, principal of, any premium, or any interest on, any contingent convertible securities of the relevant series;

•	except in the case of our winding-up in England, the relevant contingent convertible security is presented for payment in the United Kingdom;

•	the relevant contingent convertible security is presented for payment more than thirty (30) days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Contingent Convertible Additional Amounts on presenting the contingent convertible security for payment at the close of such 30-day period;

•	the holder of the relevant contingent convertible securities or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or any interest on contingent convertible securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a condition to relief or exemption from such Taxes; or

•	if the Taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the contingent convertible securities had been the holder of the contingent convertible securities.

Whenever we refer in this prospectus and any prospectus supplement to the payment of the principal of, or any interest on (and premium, if any) or in respect of, any contingent convertible securities of any series, we mean to include the payment of Contingent Convertible Additional Amounts to the extent that, in context, Contingent Convertible Additional Amounts are, were or would be payable. However, for the avoidance of doubt, any limitations and restrictions on interest payments described under “—Interest Cancellation” shall apply to any Contingent Convertible Additional Amounts mutatis mutandis.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us or any paying agent on the contingent convertible securities will be paid net of any FATCA Withholding Tax, and neither we nor any paying agent will be required to pay Contingent Convertible Additional Amounts on account of any FATCA Withholding Tax.

Unless the relevant prospectus supplement provides otherwise, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the contingent convertible securities and the Contingent Convertible Securities Indenture for or on account of any Applicable Law. In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable

Law. In addition, amounts deducted or withheld by the paying agent under this paragraph will be treated as paid to the holder of a contingent convertible security, and we will not pay Contingent Convertible Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “—Payment of Contingent Convertible Additional Amounts” explicitly provide otherwise.

Redemption

Any terms of the redemption of any series of contingent convertible securities, whether at our option or upon the occurrence of certain circumstances (including, but shall not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the contingent convertible securities. Any notice of redemption of contingent convertible securities will state:

•	the date fixed for redemption;

•	the amount of contingent convertible securities to be redeemed if we are only redeeming a part of the series;

•	the redemption price;

•	that on the date fixed for redemption the redemption price will become due and payable on each contingent convertible security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP number or numbers, if any, with respect to the contingent convertible securities.

In the case of a partial redemption, the trustee shall select the contingent convertible securities that we will redeem in any manner it deems fair and appropriate.

Any optional redemption of contingent convertible securities will also be subject to the provisions described under “—Notice of Redemption of Contingent Convertible Securities” and “—Condition to Redemption of Contingent Convertible Securities” below.

Notice of Redemption of Contingent Convertible Securities

Unless the relevant prospectus supplement provides otherwise, any redemption of the contingent convertible securities shall be subject to our giving not less than thirty (30) days’, nor more than sixty (60) days’, prior notice to the holders of such contingent convertible securities (unless a shorter or longer period is specified in the applicable prospectus supplement) via DTC or the relevant clearing system(s) (or, if the contingent convertible securities are held in definitive form, to the holders at their addresses shown on the register for the contingent convertible securities) (such notice being irrevocable except in the limited circumstances described in the following paragraphs and as may be specified in the relevant prospectus supplement) specifying our election to redeem the relevant series of contingent convertible securities and the date fixed for such redemption. Notice by DTC to participating institutions and by these participants to street name holders of beneficial interests in the relevant series of contingent convertible securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Unless the relevant prospectus supplement provides otherwise, if we have elected to redeem a particular series of contingent convertible securities but the Solvency Condition with respect to such series is not satisfied in respect of the relevant redemption payment on the applicable redemption date, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect and no payment of the redemption amount will be due and payable. In addition, if we have elected to redeem the contingent convertible securities but prior to the payment of the redemption amount with respect to such redemption a Capital Adequacy Trigger Event occurs with respect to the relevant series of contingent convertible securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, no payment of the redemption amount will be due and payable and an Automatic Conversion shall occur with respect to the relevant series of contingent convertible securities.

If we have elected to redeem a particular series of contingent convertible securities but prior to the payment of the redemption amount with respect to such redemption the Relevant U.K. Resolution Authority exercises its U.K. Bail-in Power in respect of such series of contingent convertible securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Condition to Redemption of Contingent Convertible Securities

Notwithstanding any other provision, and unless otherwise specified in the applicable prospectus supplement, we may redeem the contingent convertible securities (and give notice thereof to the holders of the contingent convertible securities) only if we have obtained the prior consent of the PRA and/or any other relevant national or European authority (in either case, if such consent is then required by the Capital Regulations) for the redemption of the contingent convertible securities.

Condition to Repurchase of Contingent Convertible Securities

Unless the applicable prospectus supplement provides otherwise, we or any member of the Group may purchase or otherwise acquire any outstanding contingent convertible securities of any series at any price in the open market or otherwise in accordance with the Capital Regulations applicable to the Group in force at the relevant time, and subject to the prior consent of the PRA and/or any other relevant national or European authority (in either case, if such consent is then required by the Capital Regulations) and to applicable law and regulations.

We will treat as cancelled and no longer issued and outstanding any contingent convertible securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities. Unless otherwise specified in the applicable prospectus supplement, you have no right to require us to repurchase the contingent convertible securities. Such contingent convertible securities will stop bearing interest on the redemption date, even if you do not collect your money.

Description of Certain CRD IV Provisions Relating to Redemption and Repurchase of Contingent Convertible Securities

The rules under CRD IV prescribe certain conditions for the granting of permission by the PRA to a request by us to redeem or repurchase a particular series of contingent convertible securities. In this respect, the CRD IV Regulation provides that the competent authority (the PRA in our case) shall grant permission to a redemption or repurchase of a particular series of contingent convertible securities provided that either of the following conditions is met, as applicable to such contingent convertible securities:

1)	on or before such redemption or repurchase of the contingent convertible securities, we replace such contingent convertible securities with “own funds instruments” of an equal or higher quality on terms that are sustainable for our income capacity; or

2)	we have demonstrated to the satisfaction of the PRA that our “own funds” would, following such redemption or repurchase, exceed the capital ratios required under CRD IV by a margin that the PRA may consider necessary on the basis set out in CRD IV for it to determine the appropriate level of capital of an institution.

In addition, the rules under CRD IV provide that the PRA may only permit us to redeem the contingent convertible securities before five years after the date of issuance of the relevant contingent convertible securities if:

a)	the conditions listed in paragraphs 1) or 2) above are met; and

b)	in the case of redemption due to the occurrence of a change in the regulatory classification of the relevant contingent convertible securities that would be likely to result in their exclusion from own funds or reclassification as a lower quality form of own funds, (i) the PRA considers such change to be sufficiently certain and (ii) we demonstrate to the satisfaction of the PRA that such regulatory reclassification was not reasonably foreseeable at the time of the issuance of the contingent convertible securities; or

c)	in the case of redemption due to the occurrence of a change in the applicable tax treatment of the relevant contingent convertible securities, we demonstrate to the satisfaction of the PRA that such change is material and was not reasonably foreseeable at the time of issuance of the relevant contingent convertible securities.

The rules under CRD IV may be modified from time to time after the date of issuance of the relevant series of contingent convertible securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the Contingent Convertible Securities Indenture applicable to each series of contingent convertible securities without the consent of the holders of the contingent convertible securities. We may make other modifications and amendments with the consent of the holder(s) of not less than 66 2/3% in aggregate principal amount of the contingent convertible securities of the series outstanding under the Contingent Convertible Securities Indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected contingent convertible security that would:

•	change the principal amount of, or any premium or rate of interest, with respect to any contingent convertible security;

•	change our obligation, or any successor’s, to pay Contingent Convertible Additional Amounts, if any;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable, to the extent that such right exists;

•	reduce the percentage in aggregate principal amount of outstanding contingent convertible securities of the series necessary to modify or amend the Contingent Convertible Securities Indenture or to waive compliance with certain provisions of the Contingent Convertible Securities Indenture and any past Contingent Convertible Enforcement Event (as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the Contingent Convertible Securities Indenture;

•	modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the contingent convertible securities, in either case in a manner adverse to the holders; or

•	modify the foregoing requirements or the provisions of the Contingent Convertible Securities Indenture relating to the waiver of any past Contingent Convertible Enforcement Event or covenants, except as otherwise specified.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the contingent convertible securities of any series, including modifications relating to the subordination or redemption provisions of such contingent convertible securities, can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

Contingent Convertible Enforcement Events and Remedies

Winding-up

Unless the relevant prospectus supplement provides otherwise, if a Contingent Convertible Winding-up Event occurs before the occurrence of a Capital Adequacy Trigger Event, the outstanding principal amount of the contingent convertible securities will become immediately due and payable, subject to the subordination provisions described above under “—Ranking of Contingent Convertible Securities” without the need of any further action on the part of the trustee, the holders of the relevant contingent convertible securities or any other person.

A “Contingent Convertible Winding-up Event” with respect to the contingent convertible securities shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within thirty (30) days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend. For the avoidance of doubt, no interest will be due and payable if such interest has been cancelled or is deemed cancelled (in each case, in whole or in part) as described under “—Interest Cancellation” above.

Non-payment

If we fail to pay any amount that has become due and payable under the relevant contingent convertible securities and such failure continues for fourteen (14) days, the trustee may give us notice of such failure. If within a period of fourteen (14) days following the provision of such notice, the failure continues and has not been cured nor waived (a “Contingent Convertible Non-Payment Event”), the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration. For the avoidance of doubt, no interest with respect to any series of contingent convertible securities will be due and payable if such interest on such series of contingent convertible securities has been cancelled or is deemed cancelled (in each case, in whole or in part) as described under “—Interest Cancellation” above. Accordingly, no Contingent Convertible Non-Payment Event under such contingent convertible securities will have occurred or be deemed to have occurred in such circumstances.

Limited remedies for breach of obligations (other than non-payment)

In addition to the remedies for non-payment provided above, the trustee may, without further notice, institute such proceedings against us as the trustee may deem fit to enforce any term, obligation or condition binding on us under the relevant contingent convertible securities or the Contingent Convertible Securities Indenture (other than any payment obligation of the Issuer under or arising from such contingent convertible securities or the Contingent Convertible Securities Indenture, including, without limitation, payment of any principal or interest, including Contingent Convertible Additional Amounts) (such obligation, a “Contingent Convertible Performance Obligation”); provided always that the trustee (acting on behalf of the holders of such contingent convertible securities) and the holders of such contingent convertible securities may not enforce, and may not be entitled to enforce or otherwise claim, against us any judgment or other award given in such proceedings that requires the payment of money by us, whether by way of damages or otherwise (a “Contingent Convertible Monetary Judgment”), except by proving such Contingent Convertible Monetary Judgment in our winding-up and/or by claiming such Contingent Convertible Monetary Judgment in our administration.

By its acquisition of the contingent convertible securities, each holder of the contingent convertible securities acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the trustee (acting on behalf of the holders of the contingent convertible securities) to enforce or otherwise claim, a Contingent Convertible Monetary Judgment against us in connection with our breach of a Contingent Convertible Performance Obligation, except by proving such Contingent Convertible Monetary Judgment in our winding-up and/or by claiming such Contingent Convertible Monetary Judgment in our administration.

No other remedies

Other than the limited remedies specified herein under “Contingent Convertible Enforcement Events and Remedies” above and subject to “Trust Indenture Act remedies” below, no remedy against us will be available to the trustee (acting on behalf of the holders of the contingent convertible securities) or the holders of the contingent convertible securities whether for the recovery of amounts owing in respect of such contingent convertible securities or under the Contingent Convertible Securities Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of such contingent convertible securities or under the Contingent Convertible Securities Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Contingent Convertible Securities Indenture and any subordination provisions in any supplemental indenture thereto.

Trust Indenture Act remedies

Notwithstanding the limitation on remedies specified herein under “Contingent Convertible Enforcement Events and Remedies” above, (1) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the contingent convertible securities under the provisions of the Contingent Convertible Securities Indenture and (2) nothing shall impair the right of a holder of the contingent convertible securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the relevant contingent convertible securities; provided that, in the case of each of (1) and (2) above, any payments in respect of, or arising from, the contingent convertible securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the contingent convertible securities, are subject to the subordination provisions set forth in the Contingent Convertible Securities Indenture and any subordination provisions in any supplemental indenture thereto.

Under the terms of the Contingent Convertible Securities Indenture, an Automatic Conversion or the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the contingent convertible securities is not a Contingent Convertible Enforcement Event.

Trustee’s Duties

In case of a Contingent Convertible Enforcement Event under any series of the contingent convertible securities, the trustee shall exercise such of the rights and powers vested in it by the Contingent Convertible Securities Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “Contingent Convertible Enforcement Event” shall occur (i) upon the occurrence of a Contingent Convertible Winding-Up Event that occurs before any applicable Conversion Date, (ii) upon the occurrence of a Contingent Convertible Non-Payment Event or (iii) upon a breach by us of a Contingent Convertible Performance Obligation with respect to the relevant series of the contingent convertible securities. Holders of a majority of the aggregate principal amount of the outstanding contingent convertible securities of a series may waive any past Contingent Convertible Enforcement Event specified in clause (iii) in the preceding sentence but may not waive any past Contingent Convertible Enforcement Event specified in clauses (i) and (ii) in the preceding sentence.

If a Contingent Convertible Enforcement Event occurs and is continuing with respect to any series of the contingent convertible securities, the trustee will have no obligation to take any action at the direction of any holders of such series of the contingent convertible securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding contingent convertible securities of a series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of the contingent convertible securities. However, this direction (a) must not be in conflict with any rule of law or the Contingent Convertible Securities Indenture and (b) must not be unjustly prejudicial to the holder(s) of such series of the contingent convertible securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within ninety (90) days of a Contingent Convertible Enforcement Event with respect to the contingent convertible securities of any series, give to each affected holder of the contingent convertible securities of the affected series notice of any Contingent Convertible Enforcement Event known to the trustee, unless the Contingent Convertible Enforcement Event has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Contingent Convertible Securities Indenture.

Limitation on Suits

Before a holder of the contingent convertible securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent convertible securities, the following must occur:

•	The holder must give the trustee written notice that a Contingent Convertible Enforcement Event has occurred and remains uncured, specifying such default and stating that such notice is a “Notice of Default” under the Contingent Convertible Securities Indenture.

•	The holders of 25% in principal amount of all outstanding contingent convertible securities of the relevant series must make a written request that the trustee take action because of the Contingent Convertible Enforcement Event, and the holder must offer to the trustee indemnity or security satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding contingent convertible securities of the relevant series during that period.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Contingent Convertible Enforcement Event, as described below in “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Legal Ownership; Form of Securities.”

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the contingent convertible securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the applicable Contingent Convertible Securities Indenture. However, any successor person formed by any consolidation, amalgamation or merger, or any transferee or lessee of our assets, must assume our obligations on the contingent convertible securities and the Contingent Convertible Securities Indenture, if any, and a number of other conditions must be met.

Subject to applicable law and regulation, any of our wholly owned subsidiaries may assume our obligations, if any, under the contingent convertible securities of any series without the consent of any holder. We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “—Ranking of Contingent Convertible Securities” above) the obligations of the subsidiary under the contingent convertible securities of that series. If we do, all of our direct obligations under the contingent convertible securities of the series and the applicable Contingent Convertible Securities Indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any Contingent Convertible Additional Amounts under the contingent convertible securities of the series will be payable in respect of Taxes imposed by the jurisdiction in which the successor entity is organized, rather than Taxes imposed by a U.K. Taxing Jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Contingent Convertible Additional Amounts in respect of Taxes imposed by a U.K. Taxing Jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Contingent Convertible Additional Amounts related to Taxes (subject to the exceptions set forth in “—Payment of Contingent Convertible Additional Amounts” above) imposed by a U.K. Taxing Jurisdiction due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the contingent convertible securities of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the official application of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations. Such substitution can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

The IRS might deem an assumption of our obligations as described above to be an exchange of the existing contingent convertible securities for new contingent convertible securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

Unless the applicable prospectus supplement provides otherwise, the contingent convertible securities and Contingent Convertible Securities Indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the Contingent Convertible Securities Indenture, the subordination provisions and any applicable provisions relating to waiver of set-off of each series of contingent convertible securities and the related provisions in the Contingent Convertible Securities Indenture will be governed by and construed in accordance with English law.

Notices

Notices regarding the contingent convertible securities will be valid:

•	with respect to global contingent convertible securities if given in accordance with the applicable procedures of the depositary for such global contingent convertible securities; or

•	if registered contingent convertible securities are affected, if given in writing and mailed to each registered holder as provided in the applicable Contingent Convertible Securities Indenture.

With respect to a global contingent convertible security representing any series of contingent convertible securities, a copy of all notices with respect to such series will be delivered to the depositary for such global contingent convertible security.

The Trustee

The Bank of New York Mellon acting through its London Branch, will be the trustee under the Contingent Convertible Securities Indenture. The trustee has two principal functions:

•	first, it can enforce a holder’s rights against us if there is a Contingent Convertible Enforcement Event under the Contingent Convertible Securities Indenture; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring contingent convertible securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

The Contingent Convertible Securities Indenture provides that we irrevocably designate Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the Contingent Convertible Securities Indenture or contingent convertible securities brought in any federal or state court in the Borough of Manhattan, the City of New York, and we irrevocably submit to the jurisdiction of these courts.

DESCRIPTION OF ORDINARY SHARES

Barclays PLC only has ordinary shares in issue which are governed by the laws of England and Wales. The shareholders of Barclays PLC passed an ordinary resolution on May 10, 2017 to increase its share capital by the creation of new shares of up to £825,000,000 in relation to any issue of securities that automatically convert into or are exchanged for ordinary shares of Barclays PLC, which authorization expires the earlier of the end of Barclays PLC’s Annual General Meeting to be held in 2018 and the close of business on June 30, 2018, unless otherwise renewed or passed pursuant to a separate resolution.

Our Articles of Association (the “Articles”) contain provisions to the following effect:

Dividends

Subject to the provisions of the Articles and applicable legislation, Barclays PLC at any general meeting may declare dividends on the ordinary shares by ordinary resolution, but such dividends may not exceed the amount recommended by the Board. The Board may also pay interim or final dividends if it appears they are justified by our financial position.

All unclaimed dividends payable in respect of any share may be invested or otherwise made use of by the Board for the benefit of Barclays PLC until claimed. If a dividend is not claimed after 12 years of it becoming payable, it is forfeited and reverts to us.

Barclays PLC operates a Scrip Dividend Programme which enables eligible shareholders to elect to receive new ordinary shares issued by Barclays PLC instead of a cash dividend.

Voting

Every member who is present in person or by proxy or represented at any general meeting of Barclays PLC, and who is entitled to vote, has one vote on a show of hands. Every proxy present has one vote, except that the proxy will have one vote for and one vote against a resolution if he/she has been instructed to vote for and against the resolution by different members or in one direction by a member while another member has permitted the proxy discretion as to how to vote. On a poll, every member who is present or represented and who is entitled to vote has one vote for every share held. In the case of joint holders, only the vote of the senior holder (as determined by order in the share register) or his proxy may be counted. If any sum payable remains unpaid in relation to a member’s shareholding, that member is not entitled to vote that share or exercise any other right in relation to a meeting of Barclays PLC unless the Board otherwise determine.

If any member, or any other person appearing to be interested in any of our ordinary shares, is served with a notice under Section 793 of the Companies Act and does not supply us with the information required in the notice, then (unless the Board otherwise decides, and subject to applicable law) (i) that member shall not be entitled to attend or vote at any meeting of Barclays PLC, and (ii) if the shares of the defaulting member represent 0.25% or more of the issued shares of the relevant class, dividends or other monies payable on those shares shall be retained by us and no transfer of those shares shall be registered (other than certain specified “excepted transfers”). These sanctions cease to have effect seven days after we have received the information requested, or when we are notified that an “excepted transfer” of all of the relevant shares to a third party has occurred, or as the Board otherwise determines.

Transfers

Ordinary shares may be held in either certificated or uncertificated form. Certificated ordinary shares shall be transferred in writing in any usual or other form approved by the Board and executed by or on behalf of the transferor. Transfers of uncertificated ordinary shares shall be made in accordance with the Companies Act and Uncertificated Securities Regulations 2001, as amended.

The Board is not bound to register a transfer of partly paid ordinary shares, or fully paid shares in exceptional circumstances approved by the United Kingdom Listing Authority. The Board may also decline to register an instrument of transfer of certificated ordinary shares unless it is duly stamped and deposited at the prescribed place and accompanied by the share certificate(s) and such other evidence as reasonably required by the Board to evidence right to transfer, it is in respect of one class of shares only, and it is in favor of a single transferee or not more than four transferees (except in the case of executors or trustees of a member).

Redemption and Purchase

Subject to applicable legislation and the rights of the other shareholders, any share may be issued on terms that it is, at our option or the holder of such share, redeemable. The directors are authorized to determine the terms, conditions and manner of redemption of any such shares under the Articles.

Calls on capital

The directors may make calls upon the members in respect of any monies unpaid on their shares. A person upon whom a call is made remains liable even if the shares in respect of which the call is made have been transferred. Interest will be chargeable on any unpaid amount called at a rate determined by the Board (of not more than 20% per annum).

If a member fails to pay any call in full (following notice from the Board that such failure will result in forfeiture of the relevant shares), such shares (including any dividends declared but not paid) may be forfeited by a resolution of the Board, and will become the property of Barclays PLC. Forfeiture shall not absolve a previous member for amounts payable by him/her (which may continue to accrue interest).

Barclays PLC also has a lien over all of our partly paid shares for all monies payable or called on that share and over the debts and liabilities of a member to Barclays PLC. If any monies which are the subject of the lien remain unpaid after a notice from the Board demanding payment, we may sell such shares.

Variation of Rights

The rights attached to any class of shares may be varied either with the consent in writing of the holders of at least 75% in nominal value of the issued shares of that class or with the sanction of special resolution passed at a separate meeting of the holders of the shares of that class.

The rights of shares shall not (unless expressly provided by the rights attached to such shares) be deemed varied by the creation of further shares ranking equally with them.

Winding Up

In the winding up of Barclays PLC (whether the liquidation is voluntary or by the court) the liquidator may, on obtaining any sanction required by law, divide among the members in kind the whole or any part of the assets of Barclays PLC, whether or not the assets consist of property of one kind or of different kinds, and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he, with the like sanction, shall determine. For this purpose the liquidator may set the value he deems fair on a class or classes of property, and may determine on the basis of that valuation and in accordance with the then existing rights of members how the division is to be carried out between members or classes of members. The liquidator may not, however, distribute to a member without his consent an asset to which there is attached a liability or potential liability for the owner.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND CONTINGENT CONVERTIBLE SECURITIES

In this section of the prospectus, the term “securities” refers to Senior Debt Securities, Dated Subordinated Debt Securities and contingent convertible securities.

Legal Ownership; Form of Securities

Street Name and Other Indirect Holders. Investors who hold securities in accounts at banks or brokers will generally not be recognized by us as legal holders of securities. This is called holding in “street name.”

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. An investor who holds securities in street name should check with the investor’s own intermediary institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s securities registered in the investor’s own name so the investor can be a registered holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Registered Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of securities. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders.” If we issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select or in the name of a nominee for such financial institution. In addition, we require that the securities included in the global security not be transferred to the name of any other registered holder unless the special circumstances described in the section “— Special Situations When a Global Security Will Be Terminated” occur. The financial institution that acts (either directly or through its nominee) as the sole registered holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of securities will be issued only in the form of global securities.

In the remainder of this section, “holders” means registered holders and not street name or other indirect holders of securities. Indirect holders should read the subsection entitled “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders.”

Payment and Paying Agents. We will pay interest (if any) to registered holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if the registered holder no longer owns the security on the interest due date. That particular day, usually about one business day in advance of the interest due date, is called the regular record date and is stated in the applicable prospectus supplement.

Unless the relevant prospectus supplement provides otherwise, we will pay interest (if any), principal and any other money due on the securities at the corporate trust office of the trustee in New York City. Holders of securities must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of securities.

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

Investors in securities that are issued only in the form of global securities should be aware that:

•	they cannot get securities registered in their own name;

•	they cannot receive physical certificates for their interests in securities;

•	they will be a street name holder and must look to their own bank or broker for payments on the securities and protection of their legal rights relating to the securities, as explained earlier under “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders”;

•	they may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	the depositary’s policies will govern payments, transfers, exchange and other matters relating to their interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in a global security transferred to their own name so that they will be registered holders. The rights of street name investors and registered holders in the securities have been described above in the sections entitled “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders; Registered Holders.”

The special situations for termination of a global security are:

•	when (x) the depositary has notified us that it is unwilling or unable to continue as depositary or (y) has ceased to be a clearing agency registered under the Exchange Act;

•	when a Senior Event of Default, a Dated Subordinated Winding-Up Event or a Contingent Convertible Winding-Up Event, as applicable, with respect to relevant global security, has occurred and is continuing; or

•	when we at our option and in our sole discretion determine that the global securities of a particular series of debt securities and/or contingent convertible securities should be exchanged for definitive Senior Debt Securities, definitive Dated Subordinated Securities and/or definitive contingent convertible securities of that series in registered form.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial registered holders.

CLEARANCE AND SETTLEMENT

The securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC, in the United States, Clearstream Banking, S.A. (“Clearstream, Luxembourg”), in Luxembourg and Euroclear Bank S.A./N.V. (“Euroclear”), in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

•	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

•	Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•	Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

•	Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•	Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•	Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

•	Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

•	Euroclear holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants and between Euroclear participants and participants of certain other securities settlement systems through electronic book-entry changes in accounts of such participants or through other securities intermediaries.

•	Euroclear provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Certain of the managers or underwriters for an offering of securities, or other financial entities involved in such offering, may be Euroclear participants.

•	Non-participants in the Euroclear system may hold and transfer book-entry interests in the securities through accounts with a participant in the Euroclear system or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

•	Although Euroclear has agreed to the procedures provided below in order to facilitate transfers of securities among participants in the Euroclear system, and between Euroclear participants and participants of other securities settlement systems, it is under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time.

•	Investors electing to acquire any securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of new issues of securities. Securities to be acquired against payment through an account with Euroclear will be credited to the securities clearance accounts of the respective Euroclear participants in the securities processing cycle for the business day following the settlement date for value as of the settlement date, if against payment. For more information, reference should be made to the New Issues Distribution Guide.

•	Investors electing to acquire, hold or transfer securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of secondary market transactions in securities. Euroclear will not monitor or enforce any transfer restrictions with respect to the securities offered.

•	Investors who are participants in the Euroclear system may acquire, hold or transfer interests in the securities by book-entry to accounts with Euroclear. Investors who are not participants in the Euroclear system may acquire, hold or transfer interests in the securities by book-entry to accounts with a securities intermediary who holds a book-entry interest in the securities through accounts with Euroclear.

•	Investors that acquire, hold and transfer interests in the securities by book-entry through accounts with Euroclear or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the individual securities.

•	Under Belgian law, investors that are credited with securities on the records of Euroclear have a co-property right in the fungible pool of interests in securities on deposit with Euroclear in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with Euroclear. If Euroclear did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on Euroclear’s records, all participants having an amount of interests in securities of such type credited to their accounts with Euroclear would have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit.

•	Under Belgian law, Euroclear is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAX CONSIDERATIONS

U.S. Taxation of Debt Securities

This section describes the material U.S. federal income tax consequences of owning debt securities. It is the opinion of Sullivan & Cromwell LLP, our U.S. tax counsel. It applies to you only if you acquire your debt securities in an offering and you hold your debt securities as capital assets for tax purposes.

This section does not describe the material U.S. federal income tax consequences of owning contingent convertible securities and ordinary shares. The material U.S. federal income tax consequences of owning contingent convertible securities and ordinary shares will be described in the relevant prospectus supplement.

This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a tax-exempt organization;

•	a life insurance company;

•	a person that holds debt securities as part of a straddle or a hedging or conversion transaction for tax purposes;

•	a person that purchases or sells debt securities as part of a wash sale for tax purposes;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar;

•	a bank; or

•	a person liable for alternative minimum tax.

This section is based on the Code, as amended, its legislative history, existing and proposed regulations, under the Code, published rulings and court decisions, all as in effect as of the date hereof, as well as on the income tax convention between the United States of America and the United Kingdom (the “Treaty”). These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes holding the debt securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the debt securities.

This section deals only with debt securities denominated in U.S. dollars that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are denominated in a currency other than the U.S. dollar (or the interest payments that are determined by reference to a currency other than the U.S. dollar) as well as the U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their issue date will be discussed in an applicable prospectus supplement. In addition, this section does not address the U.S. federal income tax consequences of owning convertible or exchangeable debt securities; the U.S. federal income tax consequences of owning convertible or exchangeable debt securities will be addressed in the applicable prospectus supplement. This section also does not address the U.S. federal income tax consequences of owning bearer securities. U.S. holders of certain bearer securities may be subject to additional, adverse U.S. federal income tax rules. Dated Subordinated Debt Securities may be subject to additional U.S. federal income tax rules which will be discussed in the relevant prospectus supplement.

You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of debt securities in your particular circumstances.

U.S. Holders

This subsection describes the material U.S. federal income tax consequences to a U.S. holder of owning debt securities. You are a U.S. holder if you are a beneficial owner of debt securities and you are for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. holder, this subsection does not apply to you, and you should refer to “—Taxation of U.S. Alien Holders” below.

Under recently enacted legislation, U.S. holders that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for debt securities issued with original issue discount, for tax years beginning after December 31, 2018. U.S. holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount—General,” you will be taxed on any interest on your debt securities as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by us on the debt securities and original issue discount (or “OID”), if any, accrued with respect to the debt securities (as described below under “Original Issue Discount”) is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a U.S. holder. Under the foreign tax credit rules, interest and OID will generally be “passive” income for purposes of computing the foreign tax credit.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis OID if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its issue date, you must include OID in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General,” the excess over the adjusted issue price is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security;

divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies, Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. If applicable, these rules will be discussed in the relevant prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or a combination of options in the manner that minimizes the yield on your debt security; and,

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or a combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the IRS.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	1.5% of the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

2.	15% of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates;

2.	a single fixed rate and one or more qualified floating rates;

3.	a single objective rate; or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•	the value of any variable rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate either:

1.	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35; or

2.	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are caps, floors or governors that are fixed throughout the term of the debt security or such restrictions are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate; and

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period you generally will determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, the interest and OID accruals are generally determined by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Market Discount

You would be treated as if you purchased your debt security, other than a short-term debt security, at a market discount and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “Original Issue Discount—General”; and

•	the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1% of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1% multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS. If you own a market discount debt security and do not make this election, you would generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

If you own a market discount debt security, the market discount debt security would accrue on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it would apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest)), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from your debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.

If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the IRS. See also “Original Issue Discount—Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be your cost of your debt security adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security; and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your debt security.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent described above under “Original Issue Discount—Short-Term Debt Securities” or “Market Discount”.

Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the holder has a holding period of greater than one year. The deductibility of capital losses is subject to limitations. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Other Debt Securities

The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any reference asset, debt securities that are denominated in a currency other than the U.S. dollar, debt securities that are convertible into ordinary shares of Barclays PLC and other debt securities that are subject to the rules governing contingent payment obligations. Any prospectus supplement discussing the U.S. federal income tax rules with respect to debt securities that are convertible into ordinary shares of Barclays PLC will also discuss the U.S. federal income tax rules with respect to such ordinary shares.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

U.S. Alien Holders

This subsection describes the tax consequences to a U.S. alien holder of owning and disposing of debt securities. You are a U.S. alien holder if you are a beneficial owner of a debt security and you are, for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a debt security.

If you are a U.S. holder, this subsection does not apply to you.

Interest on Debt Securities. If you are a U.S. alien holder, subject to the discussion of backup withholding below, interest paid to you with respect to debt securities will not be subject to U.S. federal income tax unless the interest is “effectively connected” with your conduct of a trade or business within the United States (or is treated as such), and, if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, the interest is attributable to a permanent establishment that you maintain in the United States. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate U.S. alien holder, “effectively connected” interest may, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30% or a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Disposition of the Debt Securities. If you are a U.S. alien holder, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of your debt security unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States, and, if required by an applicable income tax treaty, is attributable to a permanent establishment that you maintain in the United States; or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

If you are a corporate U.S. alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. The debt securities may be subject to these rules. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the debt securities.

Foreign Account Tax Compliance Withholding

A 30% withholding tax may be imposed on all or some of the payments on the debt securities after December 31, 2018 to holders and non-U.S. financial institutions receiving payments on behalf of holders that, in each case, fail to comply with information reporting, certification and related requirements. Under current guidance, the amount to be withheld is not defined, and it is not yet clear whether or to what extent payments on the debt securities may be subject to this withholding tax. This withholding tax, if it applies, could apply to any payment made with respect to the debt securities, including payments of both principal and interest. Moreover, withholding may be imposed at any point in a chain of payments if a non-U.S. payee fails to comply with U.S. information reporting, certification and related requirements. Accordingly, debt securities held through a non-compliant institution may be subject to withholding even if the holder otherwise would not be subject to withholding.

Unless otherwise specified in the relevant prospectus supplement, such withholding will not apply to debt securities with an issue date on or before six months after the date when final regulations defining “foreign passthru payments” are published by the U.S. Treasury Department.

If such withholding is required, Barclays PLC will not be required to pay any additional amounts with respect to any such amounts withheld. A beneficial owner of debt securities that is not a foreign financial institution generally will be entitled to a refund of any such amounts withheld, but this may entail significant administrative burden. U.S. holders and U.S. alien holders are urged to consult their tax advisers regarding the application of such withholding tax to their ownership of the debt securities.

Information Reporting and Backup Withholding

If you are a noncorporate U.S. holder, information reporting requirements, on IRS Form 1099, generally would apply to payments of principal and interest, and the accrual of OID on a debt security within the United States, and the payment of proceeds to you from the sale of a debt security effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a U.S. alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by us or another non-U.S. payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a debt security effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

United Kingdom Taxation of Senior Debt Securities

Introduction

The following is a summary of the United Kingdom withholding and other tax considerations at the date hereof with respect to the acquisition, ownership and disposition of the Senior Debt Securities by persons who are the absolute beneficial owners of their Senior Debt Securities and who are neither (a) resident in the United Kingdom for United Kingdom tax purposes nor (b) hold the Securities in connection with any trade or business carried on in the United Kingdom through any branch, agency or permanent establishment in the United Kingdom. It is based upon the opinion of Clifford Chance LLP, our United Kingdom solicitors. This summary relates only to the position of persons who are absolute beneficial owners of the Senior Debt Securities and may not apply to certain classes of persons, such as dealers in securities.

The summary is based on current law and the practice of Her Majesty’s Revenue and Customs (“HMRC”) which may be subject to change, sometimes with retrospective effect.

The following is a general guide for information purposes and should be treated with appropriate caution. It is not intended as tax advice and it does not purport to describe all of the tax considerations that may be relevant to a prospective purchaser. If you are in any doubt as to your tax position you should consult professional advisers. You should consult your own tax advisors concerning the consequences of acquiring, owning and disposing of the Senior Debt Securities in your particular circumstances, including the applicability and effect of the Treaty. You should be aware that the particular terms of any particular series of Senior Debt Securities as specified in the applicable prospectus supplement may affect the tax treatment of those Senior Debt Securities.

This summary assumes that the Senior Debt Securities will not be issued or transferred to any depositary receipt system.

Payments of Interest

Where interest on the Senior Debt Securities has a United Kingdom source for United Kingdom tax purposes, Senior Debt Securities that carry a right to interest will constitute “quoted Eurobonds” within the meaning of Section 987 of the Income Tax Act 2007 (the “ITA”), provided they are and continue to be listed on a “recognized stock exchange” within the meaning of Section 1005 of the ITA. The NYSE is a “recognized stock exchange” for these purposes and accordingly the Senior Debt Securities will constitute quoted Eurobonds provided that they are and continue to be listed officially in the United States and are admitted to trading on the main market of the NYSE. Accordingly, payments of interest on the Senior Debt Securities made by us or any paying agent (or received by any collecting agent) may be made (or received, as the case may be) without withholding or deduction for or on account of United Kingdom income tax provided the Senior Debt Securities are listed on a “recognized stock exchange” at the time the interest is paid.

In all cases falling outside the above exemption, interest on the Senior Debt Securities may fall to be paid under deduction of United Kingdom income tax at the basic rate (currently 20%). However, such withholding or deduction will not apply if the relevant interest is paid on Senior Debt Securities with a maturity of less than one year from the date of issuance and which are not issued under a scheme of arrangements the effect or intention of which is, to render such Senior Debt Securities part of a borrowing with a total term of a year or more.

Where interest has been paid under deduction of United Kingdom income tax, holders who are not resident in the United Kingdom may be able to recover all or part of the tax deducted if there is an appropriate provision in any applicable double taxation treaty.

Payments made in respect of the Senior Debt Securities may be subject to United Kingdom tax by direct assessment even where such payments are paid without withholding or deduction. However, as regards a holder of Senior Debt Securities who is not resident in the United Kingdom for United Kingdom tax purposes, payments made in respect of the Senior Debt Securities without withholding or deduction will generally not be subject to United Kingdom tax provided that the relevant holder does not carry on a trade, profession or vocation in the United Kingdom through a branch or agency or (in the case of a company) carry on a trade or business in the United Kingdom through any permanent establishment in the United Kingdom in each case in connection with which the interest is received or to which the Senior Debt Securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent) United Kingdom tax may be levied on the United Kingdom branch or agency, or permanent establishment.

The references to “interest” above mean “interest” as understood in United Kingdom tax law. The statements above do not take any account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the terms and conditions of the Senior Debt Securities or any related documentation. Holders should seek their own professional advice as regards the withholding tax treatment of any payment on the Senior Debt Securities which does not constitute “interest” or “principal” as those terms are understood in United Kingdom tax law. Where a payment on a security does not constitute (or is not treated as) interest for United Kingdom tax purposes, and the payment has a United Kingdom source, it would potentially be subject to United Kingdom withholding tax if, for example, it constitutes (or is treated as) an annual payment or a manufactured payment for United Kingdom tax purposes (which will be determined by, amongst other things, the terms and conditions specified by the particular terms of a particular series of Senior Debt Securities). In such a case, the payment may fall to be made under deduction of United Kingdom tax (the rate of withholding depending on the nature of the payment), subject to such relief as may be available.

Where Senior Debt Securities are issued at an issue price of less than 100 per cent of their principal amount, any discount element on any such Senior Debt Securities will not generally be subject to any United Kingdom withholding tax pursuant to the provisions mentioned above.

The above description of the United Kingdom withholding tax position assumes that there will be no substitution of an issuer and does not consider the tax consequences of any such substitution.

Disposal (Including Redemption)

A holder of Senior Debt Securities who is not resident in the United Kingdom will not be liable to United Kingdom taxation in respect of a disposal (including redemption) of the Senior Debt Securities, any gain accrued in respect of the Senior Debt Securities or any change in the value of the Senior Debt Securities unless the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment and the Senior Debt Securities were used in or for the purposes of this trade, profession or vocation or acquired for the use by or for the purposes of the branch or agency or permanent establishment.

Where Senior Debt Securities are to be, or may fall to be, redeemed at a premium, as opposed to being issued at a discount, then any such element of premium may constitute a payment of interest. Payments of interest are subject to United Kingdom withholding tax as outlined above.

Inheritance tax

Where the Senior Debt Securities are not situate in the United Kingdom, beneficial owners of such Senior Debt Securities who are individuals not domiciled in the United Kingdom will not be subject to United Kingdom inheritance tax in respect of the Senior Debt Securities. “Domicile” usually has an extended meaning in respect of United Kingdom inheritance tax, so that a person who has been resident for tax purposes in the United Kingdom for a certain period of time will be regarded as domiciled in the United Kingdom.

Where the Senior Debt Securities are situate in the United Kingdom, beneficial owners of such Senior Debt Securities who are individuals may be subject to United Kingdom inheritance tax in respect of such Senior Debt Securities on the death of the individual or, in some circumstances, if the Senior Debt Securities are the subject of a gift, including a transfer at less than full market value, by that individual. United Kingdom inheritance tax is not generally chargeable on gifts to individuals made more than seven years before the death of the donor. Subject to limited exclusions, gifts to settlements (which would include, very broadly, private trust arrangements) or to companies may give rise to an immediate United Kingdom inheritance tax charge. Senior Debt Securities held in settlements may also be subject to United Kingdom inheritance tax charges periodically during the continuance of the settlement, on transfers out of the settlement or on certain other events. Investors should take their own professional advice as to whether any particular arrangements constitute a settlement for United Kingdom inheritance tax purposes.

Exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the double tax convention between the United Kingdom and the U.S. on taxes on estates, gifts and inheritance (the “Estate Tax Treaty”) made between the United Kingdom and the United States.

Generally under United Kingdom domestic law a registered security is situate where it is registered and a bearer security is situate where the bearer security is located. However, this is subject to provisions of any applicable double tax treaty. You should consult professional advisers if you are in any doubt as to your liability to United Kingdom inheritance tax.

Stamp Duty

Issue of securities

No United Kingdom stamp duty will generally be payable on the issue of Senior Debt Securities provided that, in the case of bearer Senior Debt Securities, a statutory exemption applies, such as the exemption for the Senior Debt Securities which constitute “loan capital” for the purposes of section 78(7) of the Finance Act 1986 (see below) or which are denominated in a currency other than sterling.

Transfers of securities

No liability for United Kingdom stamp duty will arise on a transfer of, or an agreement to transfer, full legal and beneficial ownership of the Senior Debt Securities, provided that the Senior Debt Securities constitute “exempt loan capital.” Broadly, “exempt loan capital” is “loan capital” for the purposes of section 78(7) of the Finance Act 1986 which does not carry or (in the case of (ii), (iii) and (iv) below) has not at any time prior to the relevant transfer or agreement carried any of the following rights:

(i) a right of conversion into shares or other securities, or to the acquisition of shares or other securities, including loan capital of the same description;

(ii) a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital;

(iii) a right to interest the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property; or

(iv) a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed in the Official List of the FCA.

Even if a security does not constitute exempt loan capital (a “Non-Exempt Security”), no United Kingdom stamp duty will arise on transfer of the security if the security is held within a clearing system and the transfer is effected by electronic means, without executing any written transfer of, or written agreement to transfer, the security.

Where a Non-Exempt Security is transferred by means of a written instrument, or a written agreement is entered into to transfer an interest in the security where such interest falls short of full legal and beneficial ownership of the security, the relevant instrument or agreement may be liable to United Kingdom stamp duty (at the rate of 0.5% of the consideration, rounded up if necessary to the nearest multiple of £5). If the relevant instrument or agreement is executed and retained outside the United Kingdom at all times, no United Kingdom stamp duty should, in practice, need to be paid on such document.

However, in the event that the relevant document is executed in or brought into the United Kingdom for any purpose, then United Kingdom stamp duty may be payable. Interest may also be payable on the amount of such stamp duty, unless the document is duly stamped within thirty (30) days after the day on which it was executed. Penalties for late stamping may also be payable on the stamping of such document (in addition to interest) unless the document is duly stamped within thirty (30) days after the day on which it was executed or, if the instrument was executed outside the United Kingdom, within thirty (30) days of it first being brought into the United Kingdom.

However, no United Kingdom stamp duty will be payable on any such written transfer, or written agreement to transfer, if the amount or value of the consideration for the transfer is £1,000 or under, and the document contains a statement that the transfer does not form part of a larger transaction or series of transactions in respect of which the amount or value, or aggregate amount or value, of the consideration exceeds £1,000.

In addition to the above, if a Non-Exempt Security is in registered form, and the security is transferred, or agreed to be transferred, to a clearance service provider or its nominee, United Kingdom stamp duty may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant security, rounded up if necessary to the nearest multiple of £5) on any document effecting, or containing an agreement to effect, such a transfer (although see below, under “—Court of Justice of the European Union Decision”).

If a document is subject to stamp duty, it may not be produced in civil proceedings in the United Kingdom, and may not be available for any other purpose in the United Kingdom, until the United Kingdom stamp duty (and any interest and penalties for late stamping) have been paid.

Redemption of securities

No United Kingdom stamp duty will generally be payable on the redemption of the Senior Debt Securities, provided no issue or transfer of shares or other securities is effected upon or in connection with such redemption.

Stamp Duty Reserve Tax

Issue of securities

No United Kingdom stamp duty reserve tax will be payable on the issue of the Senior Debt Securities unless the Senior Debt Securities are issued directly to the provider of a clearance service or its nominee. In that case, United Kingdom stamp duty reserve tax may be chargeable at the rate of 1.5% of the issue price of the Senior Debt Securities (although see below, under “—Court of Justice of the European Union Decision”). This charge may arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the Senior Debt Securities. A statutory exemption from the charge will be available:

(i)	if the securities constitute “exempt loan capital”; or

(ii)	for certain bearer securities provided certain conditions are satisfied.

If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Transfers of securities

No United Kingdom stamp duty reserve tax will be chargeable on the transfer of, or on an agreement to transfer, full legal and beneficial ownership of a security which constitutes “exempt loan capital.”

If a Senior Debt Security is a “Non-Exempt Security,” United Kingdom stamp duty reserve tax (at the rate of 0.5% of the consideration) may be chargeable on an unconditional agreement to transfer the Senior Debt. An exemption from the charge is available for certain securities in bearer form, provided certain conditions are satisfied. In addition, an exemption from the charge will be available if the Senior Debt Securities are held within a clearance service, provided the clearance service has not made an election pursuant to section 97A of the Finance Act 1986 which applies to the relevant Senior Debt Securities.

Any liability to United Kingdom stamp duty reserve tax which arises on such an agreement may be removed if a transfer is executed pursuant to the agreement and either no United Kingdom stamp duty is chargeable on that transfer or the transfer is duly stamped within the prescribed time limits. Where United Kingdom stamp duty reserve tax arises, subject to certain exceptions, it is normally the liability of the purchaser or transferee of the Senior Debt Securities. In addition to the above, stamp duty reserve tax may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant security) on the transfer of a Non-Exempt Security to the provider of a clearance service or its nominee (although see below, under “—Court of Justice of the European Union Decision”). This charge will arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the relevant Senior Debt Securities. If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Redemption of securities

No United Kingdom stamp duty reserve tax will generally be payable on the redemption of the Senior Debt Securities, provided no issuance or transfer of shares or other securities is effected upon or in connection with such redemption.

Court of Justice of the European Union Decision

The Court of Justice of the European Union (“CJEU”) gave its decision in the case of HSBC Holdings plc, Vidacos Nominees Ltd v. The Commissioners of Her Majesty’s Revenue & Customs (Case C – 596/07) on October 1, 2009. In summary, it stated that the 1.5% charge to United Kingdom stamp duty reserve tax on the issuance of shares to a clearance service is incompatible with the Council Directive 69/335/EEC(the “EC Capital Duty Directive”).

On April 27, 2012, following the decision of the First Tier Tribunal (Tax Chamber) in HSBC Holdings PLC and The Bank of New York Mellon Corporation v. The Commissioners for Her Majesty’s Revenue & Customs [2012] UKFTT 163 (TC), HMRC announced that the 1.5% stamp duty reserve tax charge is no longer applicable to the issuance of United Kingdom shares and securities to clearance services or depositary receipt systems anywhere in the world.

The CJEU made no express comment with respect to the compatibility with EC law of the 1.5% United Kingdom stamp duty reserve tax charge on the transfer of existing securities to (as opposed to issuance of new securities into) a clearance system. The position, in this regard, is therefore unclear, although HMRC’s view is that both the 1.5% United Kingdom stamp duty and depositary receipt systems charges continue to apply to the transfer of shares and securities to clearance services that are not an integral part of an issuance of share capital.

HMRC have also stated in an earlier press release that the U.K. Government’s policy position remains that transactions involving United Kingdom shares should bear their fair share of tax and that they are considering further changes to the United Kingdom stamp duty reserve tax regime in the light of this decision. Such changes may affect any aspects of the stamp duty and stamp duty reserve tax regimes but the 1.5% charges to United Kingdom stamp duty and stamp duty reserve tax referred to in this disclosure would seem particularly likely to be affected.

On November 22, 2017 the U.K. Government in the Autumn Budget announced that it does not propose to reintroduce the 1.5% charge following the U.K.’s exit from the EU; accordingly any changes to the stamp duty reserve tax regime described here in relation to the 1.5% seem unlikely.

Specific professional advice should be sought before paying the 1.5% United Kingdom stamp duty reserve tax change in any circumstances.

United Kingdom Taxation of Dated Subordinated Debt Securities

Introduction

The following is a summary of the United Kingdom withholding and other tax considerations at the date hereof with respect to the acquisition, ownership and disposition of the Dated Subordinated Debt Securities by persons who are the absolute beneficial owners of their Dated Subordinated Debt Securities and who are neither (a) resident in the United Kingdom for United Kingdom tax purposes nor (b) hold the Dated Subordinated Debt Securities in connection with any trade or business carried on in the United Kingdom through any branch, agency or permanent establishment in the United Kingdom. It is based upon the opinion of Clifford Chance LLP, our United Kingdom solicitors. This summary relates only to the position of persons who are absolute beneficial owners of the Dated Subordinated Debt Securities and may not apply to certain classes of persons, such as dealers in securities.

The summary is based on current law and the practice of HMRC which may be subject to change, sometimes with retrospective effect.

The following is a general guide for information purposes and should be treated with appropriate caution. It is not intended as tax advice and it does not purport to describe all of the tax considerations that may be relevant to a prospective purchaser. If you are in any doubt as to your tax position you should consult professional advisers. You should consult your own tax advisors concerning the consequences of acquiring, owning and disposing of the Dated Subordinated Debt Securities in your particular circumstances, including the applicability and effect of the Treaty. You should be aware that the particular terms of any particular series of Dated Subordinated Debt Securities as specified in the applicable prospectus supplement may affect the tax treatment of those Dated Subordinated Debt Securities.

This summary assumes that the Dated Subordinated Debt Securities will not be issued or transferred to any depositary receipt system.

Payments of Interest

Where interest on the Dated Subordinated Debt Securities has a United Kingdom source for United Kingdom tax purposes, Dated Subordinated Debt Securities that carry a right to interest will constitute “quoted Eurobonds” within the meaning of Section 987 of the ITA, provided they are and continue to be listed on a “recognized stock exchange” within the meaning of Section 1005 of the ITA. The NYSE is a “recognized stock exchange” for these purposes. The Dated Subordinated Debt Securities will be treated as listed on the NYSE if they are officially listed in the United States in accordance with the provisions corresponding to those generally applicable in the European Economic Area (“EEA”) states and are admitted to trading on the main market of the NYSE. Accordingly, payments of interest on the Dated Subordinated Debt Securities made by us or any paying agent (or received by any collecting agent) may be made (or received, as the case may be) without withholding or deduction for or on account of United Kingdom income tax provided the relevant Dated Subordinated Debt Securities are listed on a “recognized stock exchange” at the time the interest is paid.

Interest on the Dated Subordinated Debt Securities may be paid without withholding or deduction for or on account of United Kingdom income tax if the relevant Dated Subordinated Debt Securities constitute “regulatory capital securities” for the purposes of the Taxation of Regulatory Capital Securities Regulations 2013 (SI 2013/3209) (the “2013 Regulations”) and there are no arrangements, the main purpose, or one of the main purposes, of which is to obtain a tax advantage for any person as a result of the application of the 2013 Regulations in respect of the relevant Dated Subordinated Debt Securities. A Dated Subordinated Debt Security will constitute “regulatory capital security” for the purposes of the 2013 Regulations if the relevant security qualifies, or has qualified, as a Tier 2 instrument under Article 63 of the Commission Regulation (EU) No. 575/2013 and forms, or formed, a component of Tier 2 capital for the purposes of Commission Regulation (EU) No 575/2013.

In all cases falling outside the exemptions described above, interest on the Dated Subordinated Debt Securities may fall to be paid under deduction of United Kingdom income tax at the basic rate (currently 20%).

Where interest has been paid under deduction of United Kingdom income tax, holders who are not resident in the United Kingdom may be able to recover all or part of the tax deducted if there is an appropriate provision in any applicable double taxation treaty.

Payments made in respect of the Dated Subordinated Debt Securities may be subject to United Kingdom tax by direct assessment even where such payments are paid without withholding or deduction. However, as regards a holder of Dated Subordinated Debt Securities who is not resident in the United Kingdom for United Kingdom tax purposes, payments made in respect of the Dated Subordinated Debt Securities without withholding or deduction will generally not be subject to United Kingdom tax provided that the relevant holder does not carry on a trade, profession or vocation in the United Kingdom through a branch or agency or (in the case of a company) carry on a trade or business in the United Kingdom through any permanent establishment in the United Kingdom in each case in connection with which the interest is received or to which the relevant Dated Subordinated Debt Securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent) United Kingdom tax may be levied on the United Kingdom branch or agency, or permanent establishment.

The references to “interest” above mean “interest” as understood in United Kingdom tax law. The statements above do not take any account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the terms and conditions of the Dated Subordinated Debt Securities or any related documentation. Holders should seek their own professional advice as regards the withholding tax treatment of any payment on the Dated Subordinated Debt Securities which does not constitute “interest” or “principal” as those terms are understood in United Kingdom tax law. Where a payment on a security does not constitute (or is not treated as) interest for United Kingdom tax purposes, and the payment has a United Kingdom source, it would potentially be subject to United Kingdom withholding tax if, for example, it constitutes (or is treated as) an annual payment or a manufactured payment for United Kingdom tax purposes (which will be determined by, amongst other things, the terms and conditions specified by the particular terms of the particular series of Dated Subordinated Debt Securities). In such a case, the payment may fall to be made under deduction of United Kingdom tax (the rate of withholding depending on the nature of the payment), subject to such relief as may be available.

Where Dated Subordinated Debt Securities are issued at an issue price of less than 100% of their principal amount, any discount element on any such Dated Subordinated Debt Securities will not generally be subject to any United Kingdom withholding tax pursuant to the provisions mentioned above.

The above description of the United Kingdom withholding tax position assumes that there will be no substitution of an issuer and does not consider the tax consequences of any such substitution.

Disposal (Including Redemption)

A holder of Dated Subordinated Debt Securities who is not resident in the United Kingdom will not be liable to United Kingdom taxation in respect of a disposal (including redemption) of the Dated Subordinated Debt Securities, any gain accrued in respect of the Dated Subordinated Debt Securities or any change in the value of the Dated Subordinated Debt Securities unless the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment and the Dated Subordinated Debt Securities were used in or for the purposes of this trade, profession or vocation or acquired for the use by or for the purposes of the branch or agency or permanent establishment.

Where Dated Subordinated Debt Securities are to be, or may fall to be, redeemed at a premium, as opposed to being issued at a discount, then any such element of premium may constitute a payment of interest. Payments of interest are subject to United Kingdom withholding tax as outlined above.

Inheritance tax

Where the Dated Subordinated Debt Securities are not situated in the United Kingdom, beneficial owners of such Dated Subordinated Debt Securities who are individuals not domiciled in the United Kingdom will not be subject to United Kingdom inheritance tax in respect of the relevant Dated Subordinated Debt Securities. “Domicile” usually has an extended meaning in respect of United Kingdom inheritance tax, so that a person who has been resident for tax purposes in the United Kingdom for a certain period of time will be regarded as domiciled in the United Kingdom.

Where the Dated Subordinated Debt Securities are situate in the United Kingdom, beneficial owners of such Dated Subordinated Debt Securities who are individuals may be subject to United Kingdom inheritance tax in respect of such Dated Subordinated Debt Securities on the death of the individual or, in some circumstances, if the Dated Subordinated Debt Securities are the subject of a gift, including a transfer at less than full market value, by that individual. United Kingdom inheritance tax is not generally chargeable on gifts to individuals made more than seven years before the death of the donor. Subject to limited exclusions, gifts to settlements (which would include, very broadly, private trust arrangements) or to companies may give rise to an immediate United Kingdom inheritance tax charge. Dated Subordinated Debt Securities held in settlements may also be subject to United Kingdom inheritance tax charges periodically during the continuance of the settlement, on transfers out of the settlement or on certain other events. Investors should take their own professional advice as to whether any particular arrangements constitute a settlement for United Kingdom inheritance tax purposes.

Exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the Estate Tax Treaty made between the United Kingdom and the United States.

Generally under United Kingdom domestic law a registered security is situate where it is registered and a bearer security is situate where the bearer security is located. However, this is subject to provisions of any applicable double tax treaty. You should consult professional advisers if you are in any doubt as to your liability to United Kingdom inheritance tax.

Stamp Duty and Stamp Duty Reserve Tax

Issue and transfer of securities

No liability to United Kingdom stamp duty or stamp duty reserve tax will arise on the issue or transfer of Dated Subordinated Debt Securities provided that the relevant Dated Subordinated Debt Securities are “regulatory capital securities” for the purposes of the 2013 Regulations and there are no arrangements, the main purpose, or one of the main purposes, of which is to obtain a tax advantage as a result of the application of the 2013 Regulations in respect of the relevant Dated Subordinated Debt Securities.

Redemption of securities

No United Kingdom stamp duty will generally be payable on the redemption of the Dated Subordinated Debt Securities, provided no issue or transfer of shares or other securities is effected upon or in connection with such redemption.

Court of Justice of the European Union Decision

The CJEU gave its decision in the case of HSBC Holdings plc, Vidacos Nominees Ltd v. The Commissioners of Her Majesty’s Revenue & Customs (Case C – 596/07) on October 1, 2009. In summary, it stated that the 1.5% charge to United Kingdom stamp duty reserve tax on the issuance of shares to a clearance service is incompatible with the EC Capital Duty Directive.

On April 27, 2012, following the decision of the First Tier Tribunal (Tax Chamber) in HSBC Holdings PLC and The Bank of New York Mellon Corporation v. The Commissioners for Her Majesty’s Revenue & Customs

[2012] UKFTT 163 (TC), HMRC announced that the 1.5% stamp duty reserve tax charge is no longer applicable to the issuance of United Kingdom shares and securities to clearance services or depositary receipt systems anywhere in the world.

The CJEU made no express comment with respect to the compatibility with EC law of the 1.5% United Kingdom stamp duty reserve tax charge on the transfer of existing securities to (as opposed to issuance of new securities into) a clearance system. The position, in this regard, is therefore unclear, although HMRC’s view is that both the 1.5% United Kingdom stamp duty and depositary receipt systems charges continue to apply to the transfer of shares and securities to clearance services that are not an integral part of an issuance of share capital.

HMRC have also stated in an earlier press release that the U.K. Government’s policy position remains that transactions involving United Kingdom shares should bear their fair share of tax and that they are considering further changes to the United Kingdom stamp duty reserve tax regime in the light of this decision. Such changes may affect any aspects of the stamp duty and stamp duty reserve tax regimes but the 1.5% charges to United Kingdom stamp duty and stamp duty reserve tax referred to in this disclosure would seem particularly likely to be affected.

On November 22, 2017 the U.K. Government in the Autumn Budget announced that it does not propose to reintroduce the 1.5% charge following the U.K.’s exit from the EU; accordingly any changes to the stamp duty reserve tax regime described here in relation to the 1.5% seem unlikely.

Specific professional advice should be sought before paying the 1.5% United Kingdom stamp duty reserve tax change in any circumstances.

United Kingdom Taxation of Contingent Convertible Securities

Certain United Kingdom taxation considerations with respect to contingent convertible securities will be described in the relevant prospectus supplement.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

Each fiduciary of a pension, profit-sharing or other employee benefit plan (a “Plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans subject to Section 4975 of the Code (also “Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless relief is available under an applicable statutory or administrative exemption. Employee benefit plans and arrangements that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other regulations, rules or laws (“Similar Laws”).

Barclays PLC, Barclays Bank PLC, Barclays Capital Inc. and certain of their affiliates, among others, may each be considered a party in interest or a disqualified person with respect to many Plans. The acquisition or holding of the securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which Barclays PLC, Barclays Bank PLC, Barclays Capital Inc. or certain of their affiliates is or becomes a party in interest or disqualified person may constitute or result in prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired and held pursuant to an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. These exemptions are:

(1)	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

(2)	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

(3)	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

(4)	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

(5)	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the acquisition and disposition of the securities, provided that neither Barclays PLC, Barclays Bank PLC, Barclays Capital Inc. nor any of their affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any of the above exemptions (or any other exemption) will be satisfied.

Because of the foregoing, the securities should not be acquired or held by any person investing “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding of the securities that it either (i) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing those securities on behalf of or with “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (ii) any such purchase or holding, will not result in a non-exempt prohibited transaction under the rules described above or a violation of any applicable Similar Laws. Further, any person acquiring or holding the securities on behalf of any Plan or with any plan assets shall be deemed to represent on behalf of itself and such Plan that (x) the Plan is paying no more than, and is receiving no less than, adequate consideration within the meaning of Section 408(b)(17) of ERISA in connection with the transaction or any redemption of the securities, (y) neither Barclays PLC, Barclays Bank PLC, Barclays Capital Inc. or any placement agent, nor any of their affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice or otherwise acts in a fiduciary capacity with respect to the assets of the Plan within the meaning of ERISA and (z) in making the foregoing representations and warranties, such person has applied sound business principles in determining whether fair market value will be paid, and has made such determination acting in good faith.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption, or any other applicable exemption, or the potential consequences of any purchase or holding under applicable Similar Laws.

Purchasers of the securities have exclusive responsibility for ensuring that their acquisition and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any security to a Plan or a Non-ERISA Arrangement is in no respect a representation by Barclays PLC, Barclays Bank PLC, Barclays Capital Inc. or any of their affiliates that the investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that the investment is appropriate for a Plan or a Non-ERISA Arrangement generally or any particular Plan or Non-ERISA Arrangement.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

The applicable prospectus supplement and pricing supplement may contain a further discussion of ERISA and Similar Laws.

PLAN OF DISTRIBUTION

Initial Offering and Issue of Securities

We may issue all or part of the securities from time to time, on terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods. We will set forth in the applicable prospectus supplement:

•	the terms of the offering of the securities;

•	the names of any underwriters, dealers or agents involved in the sale of the securities;

•	the amount of securities any underwriters will subscribe for;

•	any applicable underwriting commissions or discounts, which shall be no more than 3% of the proceeds from the offering; and

•	our net proceeds.

If we use underwriters in the issue, they will acquire the securities for their own account and they may effect distribution of the securities from time to time in one or more transactions. These transactions may be at a fixed price or prices, which they may change, or at prevailing market prices, or related to prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless the applicable prospectus supplement provides otherwise, the underwriters’ obligations to subscribe for the securities will depend on certain conditions being satisfied. If the conditions are satisfied, the underwriters will be obligated to subscribe for all of the securities of the series, if they subscribe for any of them. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use dealers in the issue, unless the applicable prospectus supplement provides otherwise, we will issue the securities to the dealers as principals. The dealers may then sell the securities to the public at varying prices that the dealers will determine at the time of sale.

We may also issue securities through agents we designate from time to time, or we may issue securities directly. The applicable prospectus supplement will name any agent involved in the offering and issue of the securities, and will also set forth any commissions that we will pay. Unless the applicable prospectus supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we issue securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the issue of securities, underwriters may receive compensation from us or from subscribers of securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the sale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent, and describe any compensation that we provide.

If the applicable prospectus supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the securities from institutional investors. In this case, the prospectus supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount which an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the securities which may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription for particular securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

We may enter into agreements with the underwriters, dealers and agents who participate in the distribution of the securities that may fully or partially indemnify them against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, or be affiliates of Barclays PLC in the ordinary course of business.

Barclays Capital Inc. is an affiliate of Barclays PLC and may participate in one or more offerings of our securities. Rule 5121 of the consolidated rulebook of the Financial Industry Regulatory Authority (“FINRA”) (or any successor rule thereto) (“Rule 5121”) imposes certain requirements when a FINRA member, such as Barclays Capital Inc., distributes an affiliated company’s securities, such as our securities, thus being in “conflict of interest” within the meaning of Rule 5121. Barclays Capital Inc. has advised us that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 5121. Pursuant to Rule 5121, Barclays Capital Inc. is not permitted to confirm initial issues to accounts over which it exercises discretionary authority without the prior written approval of the account holder.

Selling Restrictions

Selling Restrictions Addressing United Kingdom Securities Laws

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, of any series and subject to the terms specified in the agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will confirm and agree that:

•	in relation to any debt securities having a maturity of less than one year:

(i)	it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and

(ii)	it has not offered or sold and will not offer or sell any debt securities other than to persons:

(A)	whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses; or

(B)	who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses,

where the issue of the debt securities would otherwise constitute a contravention of Section 19 of the FSMA by us;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities or any investments representing securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities, or any investments representing securities in, from or otherwise involving the United Kingdom.

Prohibition of Sales to EEA Retail Investors

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will represent, warrant and agree that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available any securities to any retail investor in the European Economic Area. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

•	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

•	a customer within the meaning of Directive 2002/92/EC (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

•	not a qualified investor as defined in the Prospectus Directive (as defined below); and

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Public Offer Selling Restriction Under The Prospectus Directive

If the relevant agreement between us and the underwriters, dealers and/or agents in connection with an offering of securities or any investments representing securities of any series specifies that the restriction set out under “Prohibition of Sales to EEA Retail Investors” above does not apply, and unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities of any series and subject to the terms specified in the agreement, in relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will represent, warrant and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “relevant implementation date”) it has not made and will not make an offer of any securities or any investments representing securities which are the subject of the offering contemplated by the prospectus as completed by the prospectus supplement in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the relevant implementation date, make an offer of the securities to the public in that Relevant Member State:

•	Qualified investors: at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	Fewer than 150 offerees: at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by Barclays PLC for any such offer; or

•	Other exempt offers: at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in the bullet points above shall require us or any underwriter, dealer and/or agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

The expression “an offer of any securities or any investments representing securities to the public” in relation to such securities or investments in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase or subscribe the securities or investments, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Market-Making Resales

This prospectus may be used by an affiliate of Barclays PLC in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, such affiliate may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The indeterminate aggregate initial offering price relates to the initial offering of the securities described in the prospectus supplement. This amount does not relate to securities sold in market-making transactions.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are an English public limited company. A majority of our directors and executive officers and a number of the experts named in this document are non-residents of the United States. All or a substantial portion of the assets of those persons are located outside the United States. Most of our assets are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon those persons or to enforce against them judgments of U.S. courts based upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Clifford Chance LLP, that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file, jointly with Barclays Bank PLC, reports and other information with the SEC.

The SEC maintains an internet site at http://www.sec.gov that contains reports and other information we file electronically with the SEC. You may also inspect and copy reports and other information that we file with the SEC at the public reference facilities maintained at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. In addition, you may inspect and copy that material at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities are listed.

We will furnish to the trustee referred to under “Description of Debt Securities” and “Description of Contingent Convertible Securities” annual reports, which will include a description of operations and annual audited consolidated financial statements prepared in accordance with IFRS. We will also furnish to the trustee interim reports that will include unaudited interim summary consolidated financial information prepared in accordance with IFRS. We will furnish to the trustee all notices of meetings at which holders of securities are entitled to vote, and all other reports and communications that are made generally available to those holders.

FURTHER INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered with this prospectus. This prospectus is a part of that registration statement and it omits some information that is contained in the registration statement. You can access the registration statement together with exhibits on the internet site maintained by the SEC at http://www.sec.gov or inspect these documents at the offices of the SEC in order to obtain that additional information about us and about the securities offered with this prospectus.

VALIDITY OF SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities or contingent convertible securities, the validity of such securities under New York law may be passed upon for us by our U.S. counsel, Sullivan & Cromwell LLP. If stated in the prospectus supplement applicable to a specific issuance of debt securities, contingent convertible securities or ordinary shares (including the ordinary shares into which such contingent convertible securities may under certain circumstances convert), the validity of such securities under English law may be passed upon by our English solicitors, Clifford Chance LLP. Sullivan & Cromwell LLP may rely on the opinion of Clifford Chance LLP as to all matters of English law and Clifford Chance LLP may rely on the opinion of Sullivan & Cromwell LLP as to all matters of New York law. If this prospectus is delivered in connection with an underwritten offering, the validity of the debt securities, contingent convertible securities or ordinary shares (including the ordinary shares into which such contingent convertible securities may under certain circumstances convert) may be passed upon for the underwriters by United States and English counsel for the underwriters specified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of Barclays PLC for the year ended December 31, 2017 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Barclays PLC, incorporated in this Prospectus by reference to Exhibit 99.1 to the Form 6-K (Film No. 18631854) filed with the SEC on February 22, 2018, have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Barclays PLC for the years ended December 31, 2016 and December 31, 2015, incorporated in this Prospectus by reference to Exhibit 99.1 to the Form 6-K (Film No. 18631854) filed with the SEC on February 22, 2018, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of an assumed amount of $1,000,000,000 of securities registered under this registration statement:

Securities and Exchange Commission registration fee	$124,500
Printing expenses	15,000
Legal fees and expenses	120,000
Accountants’ fees and expenses	95,000
Trustee fees and expenses	15,000
Miscellaneous	15,000

Total	$384,500

PART II OF FORM F-3

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The relevant provision of the Articles of Association of Barclays PLC (the “Articles”) in respect of indemnification of directors and officers is Article 147. Terms defined in the Articles shall, unless the context otherwise requires, have the same meaning when used in this section.

Article 147 of the articles of association of Barclays provides:

(147.1) To the extent permitted by the Act and without prejudice to any indemnity to which he may otherwise be entitled, every person who is or was a director or other officer of the Company (other than any person (whether or not an officer of the Company) engaged by the Company as auditor) shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him (whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise as a director or such other officer of the Company) in relation to the Company or its affairs provided that such indemnity shall not apply in respect of any liability incurred by him:

(147.1.1) to the Company or to any associated company;

(147.1.2) to pay a fine imposed in criminal proceedings;

(147.1.3) to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising);

(147.1.4) in defending any criminal proceedings in which he is convicted;

(147.1.5) in defending any civil proceedings brought by the Company, or an associated company, in which judgment is given against him; or

(147.1.6) in connection with any application under any of the following provisions in which the court refuses to grant him relief, namely:

(a) section 661(3) or (4) of the Act (acquisition of shares by innocent nominee); or

(b) section 1157 of the Act (general power to grant relief in case of honest and reasonable conduct).

(147.2) In articles 147.1.4, 147.1.5 or 147.1.6 the reference to a conviction, judgment or refusal of relief is a reference to one that has become final. A conviction, judgment or refusal of relief becomes final:

(147.2.1) if not appealed against, at the end of the period for bringing an appeal; or

(147.2.2) if appealed against, at the time when the appeal (or any further appeal) is disposed of.

An appeal is disposed of:

(147.2.3) if it is determined and the period for bringing any further appeal has ended; or

(147.2.4) if it is abandoned or otherwise ceases to have effect.

(147.3) To the extent permitted by the Act and without prejudice to any indemnity to which he may otherwise be entitled, every person who is or was a director of the Company acting in its capacity as a trustee of an occupational pension scheme shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in connection with the Company’s activities as trustee of the scheme provided that such indemnity shall not apply in respect of any liability incurred by him:

(147.3.1) to pay a fine imposed in criminal proceedings;

(147.3.2) to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising); or

(147.3.3) in defending criminal proceedings in which he is convicted.

For the purposes of this article, a reference to a conviction is to the final decision in the proceedings. The provisions of article 147.2 shall apply in determining when a conviction becomes final.

(147.4) Without prejudice to article 147.1 or to any indemnity to which a director may otherwise be entitled, and to the extent permitted by the Act and otherwise upon such terms and subject to such conditions as the board may in its absolute discretion think fit, the board shall have the power to make arrangements to provide a director with funds to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings or in connection with an application under section 661(3) or (4) of the Act (acquisition of shares by innocent nominee) or section 1157 of the Act (general power to grant relief in case of honest and reasonable conduct) or in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority or to enable a director to avoid incurring any such expenditure.

(147.5) Where at any meeting of the board or a committee of the board any arrangement falling within article 147.4 is to be considered, a director shall be entitled to vote and be counted in the quorum at such meeting unless the terms of such arrangement confers upon such director a benefit not generally available to any other director; in that event, the interest of such director in such arrangement shall be deemed to be a material interest for the purposes of article 108 and he shall not be so entitled to vote or be counted in the quorum.

(147.6) To the extent permitted by the Act, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:

(147.6.1) a director, alternate director or secretary of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or

(147.6.2) trustee of a retirement benefits scheme or other trust in which a person referred to in article 147.6.1 is or has been interested,

indemnifying him and keeping him indemnified against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company.

Barclays is subject to the provisions of the U.K. Companies Act 2006 (the “2006 Act”). The relevant provisions of the 2006 Act in respect of indemnification of directors and officers are sections 205, 206, 232 to 238 inclusive and 1157.

Section 205 (Exception for expenditure on defending proceedings etc.) of the 2006 Act provides:

(1) Approval is not required under section 197, 198, 200 or 201 (requirement of members’ approval for loans etc.) for anything done by a company—

(a) to provide a director of the company or of its holding company with funds to meet expenditure incurred or to be incurred by him (i) in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or (ii) in connection with an application for relief (see subsection (5)), or

(b) to enable any such director to avoid incurring such expenditure,

if it is done on the following terms.

(2) The terms are—

(a) that the loan is to be repaid, or (as the case may be) any liability of the company incurred under any transaction connected with the thing done is to be discharged, in the event of (i) the director being convicted in the proceedings, (ii) judgment being given against him in the proceedings, or (iii) the court refusing to grant him relief on the application; and

(b) that it is to be so repaid or discharged not later than (i) the date when the conviction becomes final, (ii) the date when the judgment becomes final, or (iii) the date when the refusal of relief becomes final.

(3) For this purpose a conviction, judgment or refusal of relief becomes final—

(a) if not appealed against, at the end of the period for bringing an appeal;

(b) if appealed against, when the appeal (or any further appeal) is disposed of.

(4) An appeal is disposed of—

(a) if it is determined and the period for bringing any further appeal has ended, or

(b) if it is abandoned or otherwise ceases to have effect.

(5) The reference in subsection (1)(a)(ii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Section 206 (Exception for expenditure in connection with regulatory action or investigation) of the 2006 Act provides:

Approval is not required under section 197, 198, 200 or 201 (requirement of members’ approval for loans etc.) for anything done by a company—

(a) to provide a director of the company or of its holding company with funds to meet expenditure incurred or to be incurred by him in defending himself (i) in an investigation by a regulatory authority, or (ii) against action proposed to be taken by a regulatory authority, in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or

(b) to enable any such director to avoid incurring such expenditure.

Section 232 (Provisions protecting directors from liability) of the 2006 Act provides:

(1) Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2) Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—

(a) section 233 (provision of insurance),

(b) section 234 (qualifying third party indemnity provision), or

(c) section 235 (qualifying pension scheme indemnity provision).

(3) This section applies to any provision, whether contained in a company’s articles or in any contract with the Company or otherwise.

(4) Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

Section 233 (Provision of insurance) of the 2006 Act provides:

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

Section 234 (Qualifying third party indemnity provision) of the 2006 Act provides:

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2) Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

Such provision is qualifying third party indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—

(a) any liability of the director to pay (i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b) any liability incurred by the director (i) in defending criminal proceedings in which he is convicted, or (ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or (iii) in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4) The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5) For this purpose—

(a) a conviction, judgment or refusal of relief becomes final (i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b) an appeal is disposed of (i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6) The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Section 235 (Qualifying pension scheme indemnity provision) of the 2006 Act provides:

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2) Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.

Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—

(a) any liability of the director to pay (i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b) any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4) The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5) For this purpose—

(a) a conviction becomes final (i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b) an appeal is disposed of (i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6) In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.

Section 236 (Qualifying indemnity provision to be disclosed in directors report) of the 2006 Act provides:

(1) This section requires disclosure in the directors’ report of—

(a) qualifying third party indemnity provision, and

(b) qualifying pension scheme indemnity provision.

Such provision is referred to in this section as “qualifying indemnity provision.”

(2) If when a directors’ report is approved any qualifying indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, the report must state that such provision is in force.

(3) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that such provision was in force.

(4) If when a directors’ report is approved qualifying indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, the report must state that such provision is in force.

(5) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated Company, the report must state that such provision was in force.

Section 237 (Copy of qualifying indemnity provision to be available for inspection) of the 2006 Act provides:

(1) This section has effect where qualifying indemnity provision is made for a director of a company, and applies—

(a) to the company of which he is a director (whether the provision is made by that company or an associated company), and

(b) where the provision is made by an associated company, to that company.

(2) That company or, as the case may be, each of them must keep available for inspection—

(a) a copy of the qualifying indemnity provision, or

(b) if the provision is not in writing, a written memorandum setting out its terms.

(3) The copy or memorandum must be kept available for inspection at—

(a) the company’s registered office, or

(b) a place specified in regulations under section 1136.

(4) The copy or memorandum must be retained by the company for at least one year from the date of termination or expiry of the provision and must be kept available for inspection during that time.

(5) The company must give notice to the registrar—

(a) of the place at which the copy or memorandum is kept available for inspection, and

(b) of any change in that place,

unless it has at all times been kept at the company’s registered office.

(6) If default is made in complying with subsection (2), (3) or (4), or default is made for 14 days in complying with subsection (5), an offence is committed by every officer of the Company who is in default.

(7) A person guilty of an offence under this section is liable on summary conviction to a fine not exceeding level 3 on the standard scale and, for continued contravention, a daily default fine not exceeding one-tenth of level 3 on the standard scale.

(8) The provisions of this section apply to a variation of a qualifying indemnity provision as they apply to the original provision.

(9) In this section “qualifying indemnity provision” means—

(a) qualifying third party indemnity provision, and

(b) qualifying pension scheme indemnity provision.

Section 238 (Right of member to inspect and request copy) of the 2006 Act provides:

(1) Every copy or memorandum required to be kept by a company under section 237 must be open to inspection by any member of the company without charge.

(2) Any member of the company is entitled, on request and on payment of such fee as may be prescribed, to be provided with a copy of any such copy or memorandum.

The copy must be provided within seven days after the request is received by the company.

(3) If an inspection required under subsection (1) is refused, or default is made in complying with subsection (2), an offence is committed by every officer of the Company who is in default.

(4) A person guilty of an offence under this section is liable on summary conviction to a fine not exceeding level 3 on the standard scale and, for continued contravention, a daily default fine not exceeding one-tenth of level 3 on the standard scale.

(5) In the case of any such refusal or default the court may by order compel an immediate inspection or, as the case may be, direct that the copy required be sent to the person requiring it.

Section 1157 (Power of court to grant relief in certain cases) of the 2006 Act provides:

(1) If in proceedings for negligence, default, breach of duty or breach of trust against—

(a) an officer of a company, or

(b) a person employed by a company as auditor (whether he is or is not an officer of the company),

it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—

(a) he may apply to the court for relief, and

(b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

In addition, Barclays PLC has procured directors’ and officers’ liability insurance, for the benefit of its directors and officers against suit by third parties. The terms and extent of such coverage are reviewed annually.

Item 9. Exhibits

Number		Description
1.1	—	Form of Underwriting Agreement—Standard Provisions for debt securities.

1.2	—	Form of Underwriting Agreement—Standard Provisions for contingent convertible securities.*

1.3	—	Form of Underwriting Agreement for ordinary shares.*

3.1	—	Articles of Association of Barclays PLC (incorporated by reference to Form 6-K (Film No. 13806088) filed by Barclays PLC with the SEC on May 2, 2013).

4.1	—	Senior Debt Securities Indenture between Barclays PLC and The Bank of New York Mellon, as Trustee (incorporated by reference to Form 6-K (Film No. 18530382) filed by Barclays PLC with the SEC on January 17, 2018).

4.2	—	Dated Subordinated Debt Securities Indenture between Barclays PLC and The Bank of New York Mellon, as Trustee (incorporated by reference to Form 6-K (Film No. 17826053) filed by Barclays PLC with the SEC on May 9, 2017).

4.3	—	Form of Contingent Convertible Securities Indenture between Barclays PLC and The Bank of New York Mellon, as Trustee (incorporated by reference to Form F-3 (Film No. 17655243) filed by Barclays PLC with the SEC on March 1, 2017).

Barclays will, upon request of the Securities and Exchange Commission, furnish copies of trust deeds and instruments relating to other long-term debt instruments of the Group.

5.1	—	Opinion of Sullivan & Cromwell LLP, U.S. counsel for the Registrant, as to the validity of the debt securities and contingent convertible securities.

5.2	—	Opinion of Clifford Chance LLP, English solicitors to the Registrant, as to the validity of the debt securities, contingent convertible securities and ordinary shares.

8.1	—	Opinion of Sullivan & Cromwell LLP, U.S. counsel for the Registrant, as to certain matters of U.S. taxation.

8.2	—	Opinion of Clifford Chance LLP, English solicitors to the Registrant, as to certain matters of United Kingdom taxation (included in Exhibit 5.2 above).

12.1	—	Calculation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges, preference share dividends and similar appropriations securities (incorporated by reference to the Form 20-F (File No. 001-09246) filed with the SEC on February 23, 2017).

23.1	—	Consent of KPMG LLP.

23.2	—	Consent of PricewaterhouseCoopers LLP (incorporated by reference to Exhibit 23.1 to Form 6-K (Film No. 18631854) filed by Barclays PLC with the SEC on February 22, 2018).

23.3	—	Consent of Sullivan & Cromwell LLP (included in Exhibits 5.1 and 8.1 above).

23.4	—	Consent of Clifford Chance LLP (included in Exhibit 5.2 above).

24.1	—	Powers of Attorney of certain Directors and Officers of Barclays PLC (incorporated by reference to Form F-3 (Film No. 17655243) filed by Barclays PLC with the SEC on March 1, 2017).

24.2	—	Power of Attorney of Barclays PLC’s Authorized Representative in the United States.

25.1	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above (incorporated by reference to Form F-3 (Film No. 17655243) filed by Barclays PLC with the SEC on March 1, 2017).

Number		Description

25.2	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.2 above (incorporated by reference to Form F-3 (Film No. 17655243) filed by Barclays PLC with the SEC on March 1, 2017).

25.3	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.3 above (incorporated by reference to Form F-3 (Film No. 17655243) filed by Barclays PLC with the SEC on March 1, 2017).

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit on Form 6-K and incorporated herein by reference.

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Number		Description
1.1	—	Form of Underwriting Agreement—Standard Provisions for debt securities.

1.2	—	Form of Underwriting Agreement—Standard Provisions for contingent convertible securities.*

1.3	—	Form of Underwriting Agreement for ordinary shares.*

3.1	—	Articles of Association of Barclays PLC (incorporated by reference to Form 6-K (Film No. 13806088) filed by Barclays PLC with the SEC on May 2, 2013).

4.1	—	Senior Debt Securities Indenture between Barclays PLC and The Bank of New York Mellon, as Trustee (incorporated by reference to Form 6-K (Film No. 18530382) filed by Barclays PLC with the SEC on January 17, 2018).

4.2	—	Dated Subordinated Debt Securities Indenture between Barclays PLC and The Bank of New York Mellon, as Trustee (incorporated by reference to Form 6-K (Film No. 17826053) filed by Barclays PLC with the SEC on May 9, 2017).

4.3	—	Form of Contingent Convertible Securities Indenture between Barclays PLC and The Bank of New York Mellon, as Trustee (incorporated by reference to Form F-3 (Film No. 17655243) filed by Barclays PLC with the SEC on March 1, 2017).

Barclays will, upon request of the Securities and Exchange Commission, furnish copies of trust deeds and instruments relating to other long-term debt instruments of the Group.

5.1	—	Opinion of Sullivan & Cromwell LLP, U.S. counsel for the Registrant, as to the validity of the debt securities and contingent convertible securities.

5.2	—	Opinion of Clifford Chance LLP, English solicitors to the Registrant, as to the validity of the debt securities, contingent convertible securities and ordinary shares.

8.1	—	Opinion of Sullivan & Cromwell LLP, U.S. counsel for the Registrant, as to certain matters of U.S. taxation.

8.2	—	Opinion of Clifford Chance LLP, English solicitors to the Registrant, as to certain matters of United Kingdom taxation (included in Exhibit 5.2 above).

12.1	—	Calculation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges, preference share dividends and similar appropriations securities (incorporated by reference to the Form 20-F (File No. 001-09246) filed with the SEC on February 23, 2017).

23.1	—	Consent of KPMG LLP.

23.2	—	Consent of PricewaterhouseCoopers LLP (incorporated by reference to Exhibit 23.1 to Form 6-K (Film No. 18631854) filed by Barclays PLC with the SEC on February 22, 2018).

23.3	—	Consent of Sullivan & Cromwell LLP (included in Exhibits 5.1 and 8.1 above).

23.4	—	Consent of Clifford Chance LLP (included in Exhibit 5.2 above).

24.1	—	Powers of Attorney of certain Directors and Officers of Barclays PLC (incorporated by reference to Form F-3 (Film No. 17655243) filed by Barclays PLC with the SEC on March 1, 2017).

24.2	—	Power of Attorney of Barclays PLC’s Authorized Representative in the United States.

25.1	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above (incorporated by reference to Form F-3 (Film No. 17655243) filed by Barclays PLC with the SEC on March 1, 2017).

Number		Description

25.2	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.2 above (incorporated by reference to Form F-3 (Film No. 17655243) filed by Barclays PLC with the SEC on March 1, 2017).

25.3	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.3 above (incorporated by reference to Form F-3 (Film No. 17655243) filed by Barclays PLC with the SEC on March 1, 2017).

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit on Form 6-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, Barclays PLC, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom on February 22, 2018.

BARCLAYS PLC

By:	/s/ Tushar Morzaria
	Name:	Tushar Morzaria
	Title:	Group Finance Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form F-3 has been signed below by the following persons in the capacities indicated, on February 22, 2018.

Signature:	Title:

* John McFarlane	Group Chairman

* James Staley	Group Chief Executive (Principal Executive Officer) and Executive Director

/s/ Tushar Morzaria Tushar Morzaria	Group Finance Director (Principal Financial Officer and Principal Accounting Officer) and Executive Director

* Michael Ashley	Non-executive Director

* Tim Breedon	Non-executive Director

Sir Ian Cheshire	Non-executive Director

* Mary Francis	Non-executive Director

* Crawford Gillies	Non-executive Director

* Sir Gerald Grimstone	Deputy Chairman, Senior Independent Director and Non-executive Director

* Reuben Jeffery III	Non-executive Director

Matthew Lester	Non-executive Director

Signature:	Title:

* Dambisa Moyo	Non-executive Director

* Diane Schueneman	Non-executive Director

Michael Turner	Non-executive Director

* Matthew Larson	Authorized Representative in the United States

*By:	/s/ Tushar Morzaria
Name: Tushar Morzaria
Title: Attorney-in-Fact